Exhibit 10.1

EXECUTION VERSION

TRANSITION SERVICES AGREEMENT

dated as of January 12, 2012

among

GGP LIMITED PARTNERSHIP,

GENERAL GROWTH MANAGEMENT, INC.,

and

ROUSE PROPERTIES, INC.

		Page

ARTICLE I

DEFINITIONS

Section 1.01.	Certain Defined Terms	1

ARTICLE II

SERVICES, DURATION AND SERVICE MANAGERS

Section 2.01.	Services	3
Section 2.02.	Duration of Services	3
Section 2.03.	Additional Unspecified Services	4
Section 2.04.	Transition Service Managers	5
Section 2.05.	Personnel	6
Section 2.06.	No Duplication	6

ARTICLE III

GGP MATERIALS

Section 3.01.	Corporate Policies	6
Section 3.02.	Limitation on Rights and Obligations with Respect to the GGP Materials	7

ARTICLE IV

OTHER ARRANGEMENTS AND ADDITIONAL AGREEMENTS

Section 4.01.	Software and Software Licenses	8
Section 4.02.	GGP Computer-Based and Other Resources	8
Section 4.03.	Spinco Computer-Based and Other Resources	9
Section 4.04.	Access	9
Section 4.05.	Insider Trading Policy	9
Section 4.06.	Cooperation	9

ARTICLE V

COSTS AND DISBURSEMENTS

Section 5.01.	Costs and Disbursements	10
Section 5.02.	Taxes	11
Section 5.03.	No Right to Set-Off	11

(continued)

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ARTICLE VI

STANDARD FOR SERVICE

Section 6.01.	Standard for Service	11
Section 6.02.	Disclaimer of Warranties	12
Section 6.03.	Compliance with Laws and Regulations	12

ARTICLE VII

LIMITED LIABILITY AND INDEMNIFICATION

Section 7.01.	Consequential and Other Damages	12
Section 7.02.	Limitation of Liability	13
Section 7.03.	Obligation to Reperform and GGP Indemnity	13
Section 7.04.	Release and Spinco Indemnity	13
Section 7.05.	Indemnification Procedures	13
Section 7.06.	Liability for Payment Obligations	13
Section 7.07.	Exclusion of Other Remedies	13

ARTICLE VIII

DISPUTE RESOLUTION

Section 8.01.	Dispute Resolution	14

ARTICLE IX

TERM AND TERMINATION

Section 9.01.	Term and Termination	15
Section 9.02.	Effect of Termination	16
Section 9.03.	Force Majeure	16

ARTICLE X

GENERAL PROVISIONS

Section 10.01.	No Agency	17
Section 10.02.	Subcontractors	17
Section 10.03.	Treatment of Confidential Information	17
Section 10.04.	Further Assurances	18
Section 10.05.	Notices	18

(continued)

EXHIBITS

I	Direct Payroll Costs
II	Service Managers

SCHEDULES

A-1	Accounting
A-2	Asset Management
A-3	Development
A-4	Employee Benefit Continuation
A-5	Human Resources
A-6	Information Technology
A-7	Insurance
A-8	Legal
A-9	Marketing and Communications
A-10	Public Reporting, Internal Audit, Sarbanes-Oxley & Disclosure/Audit Committees
A-11	Tax
A-12	Treasury/Capital Markets

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), dated as of January 12, 2012, is by and among GGP Limited Partnership, a Delaware limited partnership (“GGPLP”), General Growth Management, Inc., a Delaware corporation (“GGMI” and, collectively with GGPLP, “GGP”), and Rouse Properties, Inc., a Delaware corporation (“Spinco”).

RECITALS

WHEREAS, General Growth Properties, Inc. (“GGPI”) and Spinco entered into the Separation Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with its terms, the “Separation Agreement”); and

WHEREAS, pursuant to the Separation Agreement, the Parties agreed that GGPI (and/or its Subsidiaries on the date of this Agreement immediately after giving effect to, and subject to the occurrence of, the Distribution, collectively referred to as the “GGP Entities”) shall provide or cause to be provided to Spinco (and/or its Subsidiaries on the date of this Agreement immediately after giving effect to, and subject to the occurrence of, the Distribution, collectively referred to as the “Spinco Entities”) certain services on a transitional basis and in accordance with the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Separation Agreement requires execution and delivery of this Agreement by GGP and Spinco on or prior to the Distribution Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.          Certain Defined Terms.  (a) Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the same meaning as in the Separation Agreement.

(a)           The following capitalized terms used in this Agreement shall have the meanings set forth below:

“Additional Services” shall have the meaning set forth in Section 2.03(a).

“Agreement” shall have the meaning set forth in the Preamble.

“Competitor of GGP” shall mean an entity that is directly or indirectly (or whose Affiliates are directly or indirectly) in the business of owning or managing retail malls.

“Confidential Information” shall have the meaning set forth in Section 10.03(a).

“Cost Multiplier” shall mean: 110% during the period beginning on the Distribution Date and ending on the last day of the 6th month after the Distribution Date; 150% during the period beginning on the first day of the 7th month after the Distribution Date and ending on the last day of the 12th month after the Distribution Date; and 200% during the period beginning on the first day of the 13th month after the Distribution Date and ending on the date that this Agreement terminates.

“Direct Payroll Costs” shall mean, with respect to each GGP Employee providing a particular Service, the applicable hourly rate set forth on Exhibit I.

“Dispute” shall have the meaning set forth in Section 8.01(a).

“GGMI” shall have the meaning set forth in the Preamble.

“GGP” shall have the meaning set forth in the Preamble.

“GGP Employee” shall mean an employee of any of the GGP Entities.

“GGP Entities” shall have the meaning set forth in the Recitals.

“GGP Indemnified Party” shall have the meaning set forth in Section 7.04.

“GGP Intranet” shall mean GGPI’s internal computer network Intranet site generally accessible only by GGP Employees.

“GGPI” shall have the meaning set forth in the Recitals.

“GGPLP” shall have the meaning set forth in the Preamble.

“GGP Materials” shall have the meaning set forth in Section 3.01(a).

“GGP Overall Service Manager” shall have the meaning set forth in Section 2.04(a).

“GGP Service Manager” shall have the meaning set forth in Section 2.04(a).

“Interest Rate” shall have the meaning set forth in Section 5.01(b).

“Out-of-Pocket Expenses” shall mean, with respect to a particular Service, any out-of-pocket costs, fees and expenses that GGP or any other member of the GGP Group actually pays to an unaffiliated third party in the course of providing such Service, without any additional charge or mark up.  The term “Out-of-Pocket Expenses” shall not include any rent, utilities, taxes, clerical support, GGP Employee compensation and benefits or any other general or administrative overhead or other similar costs or expenses.

“Overall Service Managers” shall mean the GGP Overall Service Manager and the Spinco Overall Service Manager.

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“Party” shall mean GGP and Spinco individually, and “Parties” means GGP and Spinco collectively, and, in each case, their permitted successors and assigns.

“Representative” shall mean, with respect to any Person, any director, officer, employee, agent, consultant, accountant, auditor, attorney or other representative of such Person.

“Schedule(s)” shall have the meaning set forth in Section 2.02.

“Separation Agreement” shall have the meaning set forth in the Recitals.

“Service Charges” shall have the meaning set forth in Section 5.01(a).

“Service Increases” shall have the meaning set forth in Section 2.03(b).

“Service Resource Cost” shall mean, with respect to a particular Service, (A) an amount equal to the product of (x) the Direct Payroll Cost of the GGP Employee providing the Service multiplied by (y) the number of hours such employee spent performing the Service, or (B) if a different pricing methodology is expressly provided for in the applicable Schedule with respect to such Service, an amount calculated based on such pricing methodology.

“Services” shall have the meaning set forth in Section 2.01.

“Spinco” shall have the meaning set forth in the Preamble.

“Spinco Entities” shall have the meaning set forth in the Recitals.

“Spinco Indemnified Party” shall have the meaning set forth in Section 7.03.

“Spinco Intranet” shall have the meaning set forth in Section 4.02(a).

“Spinco Overall Service Manager” shall have the meaning set forth in Section 2.04(b).

“Spinco Service Manager” shall have the meaning set forth in Section 2.04(b).

ARTICLE II

SERVICES, DURATION AND SERVICE MANAGERS

Section 2.01.          Services.  Subject to the terms and conditions of this Agreement, GGP shall provide (or cause to be provided) to the Spinco Entities, as requested in writing from time to time by Spinco to the GGP Overall Service Manager, the services listed on Schedule A (which may be grouped by type of Services in sub-schedules) to this Agreement (the “Services”).  All of the Services shall be for the sole use and benefit of the Spinco Entities as constituted on the Distribution Date.

Section 2.02.          Duration of Services.  Subject to the terms of this Agreement, commencing on the Distribution Date, GGP shall provide or cause to be provided to the Spinco Entities each Service until the earlier to occur of, with respect to each such Service, (i) the

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expiration of the period of the maximum duration for such Service as set forth on the sub-schedules attached hereto defining such Service (each a “Schedule”, and collectively, the “Schedules”) and (ii) the date on which such Service is terminated under Section 9.01; provided, however, that Spinco shall use commercially reasonable efforts in good faith to transition itself to a stand-alone entity with respect to each Service during the period for such Service as set forth in the relevant Schedules.  In the event that GGP sells, transfers or otherwise disposes of its interest in any of its Subsidiaries that is engaged in providing one or more Services, GGP shall (x) if requested by Spinco, use commercially reasonable efforts to cause such Subsidiary or the acquiror thereof to agree that such Subsidiary will continue to provide such Services to the same extent provided pursuant to the terms of this Agreement or (y) if requested by Spinco, or to the extent the Subsidiary or the acquiror will not agree to provide such Services after GGP’s exertion of commercially reasonable efforts pursuant to (x), secure such Services from a reputable and experienced third-party vendor at substantially equivalent service levels for the remaining term of such Services.

Section 2.03.          Additional Unspecified Services.  (a) After the Distribution Date, if Spinco (i) identifies a service that the GGP Entities provided to the Spinco Business prior to the Effective Time that is reasonably necessary in order for the Spinco Business to continue to operate in substantially the same manner in which the Spinco Business operated prior to the Effective Time and is otherwise material to operations of the Spinco Business, and such service was not included on the Schedules, and (ii) provides written notice to GGP within 120 days following the Distribution Date requesting such additional service, then GGP shall, subject to the negotiation of mutually acceptable terms of the applicable Schedule (as described in the next sentence), provide such requested additional service provided that (i) the GGP Entities have adequate resources to provide such service, (ii) such service can be provided without unreasonable disruption to the GGP Entities’ businesses and (iii) the provision of such service will not violate (whether directly or by virtue of a cross-default) a material contract or agreement of a GGP Entity or result in a violation of applicable Law (such additional services, the “Additional Services”).  In connection with any request for Additional Services in accordance with this Section 2.03(a), the GGP Service Manager and the Spinco Service Manager shall in good faith negotiate the terms of a supplemental Schedule, which terms shall be consistent with the terms of, and the pricing methodology used for, similar Services provided under this Agreement.  The Parties shall agree to the applicable Service Charge and the supplemental Schedule shall describe in reasonable detail the nature, scope, service period(s), termination provisions and other terms applicable to such Additional Services.  Each supplemental Schedule, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such Schedule and the Additional Services set forth therein shall be deemed “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

(b)           After the Distribution Date, if (i) (x) Spinco requests GGP to increase, relative to historical levels prior to the Effective Time, the volume, amount, level or frequency, as applicable, of any Service provided by GGP and (ii) such increase is reasonably determined by Spinco as necessary for Spinco to operate its businesses (such increases, the “Service Increases”), then GGP shall, subject to the negotiation of mutually acceptable terms of the applicable Schedule (as described in the next sentence), provide the Service Increases in accordance with such request; provided, that GGP shall not be obligated to provide any Service Increase if it does not, in its reasonable judgment, have adequate resources to provide such

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Service Increase or if the provision of such Service Increase would significantly disrupt the operation of any of its businesses or violate an existing material contract or agreement or applicable Law.  In connection with any request for Service Increases in accordance with this Section 2.03(b), the GGP Service Manager and the Spinco Service Manager shall in good faith negotiate the terms of an amendment to the applicable Schedule, which amendment shall be consistent with the terms of, and the pricing methodology used for, the applicable Service.  Each amended Schedule, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such amendment to the Schedule and the Service Increases set forth therein shall be deemed a part of the “Services” provided under this Agreement, in each case subject to the terms and conditions of this Agreement.

Section 2.04.          Transition Service Managers.  (a) GGP hereby appoints and designates the individual holding the GGP position set forth on Exhibit II to act as its initial service manager (the “GGP Overall Service Manager”), who will be directly responsible for coordinating and managing the delivery of the Services and have authority to act on GGP’s behalf with respect to matters relating to this Agreement.  In addition, GGP hereby appoints, with respect to each Service, the individual set forth on the applicable Schedule as its initial service manager (each such manager, a “GGP Service Manager”) with respect to such Service, who will be directly responsible for coordinating and managing the delivery of such Service on a day-to-day basis.  The GGP Service Managers will work with the personnel of the GGP Entities to periodically address issues and matters raised by Spinco relating to this Agreement.  The GGP Overall Service Manager will oversee the GGP Service Managers and will be responsible for coordinating the overall delivery of the Services.  Notwithstanding the notice requirements of Section 10.05, all communications from Spinco to GGP pursuant to this Agreement regarding routine matters involving the Services set forth on the Schedules shall be made through the applicable GGP Service Manager, or such other individual as specified by the applicable GGP Service Manager in writing and delivered to Spinco by email or facsimile transmission with receipt confirmed.  GGP shall notify Spinco of the appointment of a different GGP Overall Service Manager or GGP Service Manager, if necessary, in accordance with Section 10.05.

(b)           Spinco hereby appoints and designates the individual holding the Spinco position set forth on Exhibit II to act as its initial service manager (the “Spinco Overall Service Manager”), who will be directly responsible for coordinating and managing the receipt of the Services and have authority to act on Spinco’s behalf with respect to matters relating to this Agreement.  In addition, Spinco hereby appoints, with respect to each Service, the individual set forth on the applicable Schedule as its initial service manager (each such manager, a “Spinco Service Manager”) with respect to such Service, who will be directly responsible for coordinating and managing the receipt of such Service on a day-to-day basis.  The Spinco Service Managers will work with the personnel of Spinco Entities to periodically address issues and matters raised by GGP relating to this Agreement.  The Spinco Overall Service Manager will oversee the Spinco Service Managers and will be responsible for coordinating the overall receipt of the Services.  Notwithstanding the notice requirements of Section 10.05, all communications from GGP to Spinco pursuant to this Agreement regarding routine matters involving the Services set forth on the Schedules shall be made through the applicable Spinco Service Manager or such other individual as specified by the applicable Spinco Service Manager in writing and delivered to GGP by email or facsimile transmission with receipt confirmed.  Spinco shall notify GGP of

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the appointment of a different Spinco Overall Service Manager or Spinco Service Manager, if necessary, in accordance with Section 10.05.

Section 2.05.          Personnel.  (a) GGP will make available such appropriately qualified personnel as may be reasonably necessary to provide the Services, and will use reasonable efforts to make available personnel specifically requested by Spinco.  Notwithstanding the foregoing, GGP will have the right, in its sole reasonable discretion, to (i) designate which personnel it will assign to perform each Service, and (ii) remove and replace such personnel at any time with personnel of similar qualifications and experience levels, if such action would not reasonably be expected to cause a material increase in costs and/or a material decrease in level of service for Spinco with respect to such Service; provided, however, that GGP will use its commercially reasonable efforts to limit the disruption to Spinco in the transition of the Services to different personnel.

(b)           In the event that the provision of any Service by GGP requires, as set forth in the Schedules, the cooperation and services of the applicable personnel of Spinco, Spinco will make available to GGP such personnel (who shall be appropriately qualified for purposes of the provision of such Service by GGP) as may be necessary for GGP to provide such Service.

Section 2.06.          No Duplication.

(a)           GGP shall not charge any Service Charges under this Agreement or any other amounts for any Services performed by any GGP Employees if, and to the extent that, the employees performing such Services are doing so pursuant to the Employee Leasing Agreement, and the costs of such employees are being reimbursed pursuant thereto.

(b)           GGP shall not charge any Service Charges or other amounts for any Services if, and to the extent that, such Service Charges are duplicative of services performed under the Employee Leasing Agreement or the Employee Matters Agreement.

ARTICLE III

GGP MATERIALS

Section 3.01.          Corporate Policies.  (a) At the Distribution Date or reasonably promptly thereafter, GGP shall make available to Spinco its then existing policies and manuals that GGP determines in good faith are reasonably necessary for the operation of the Spinco Business (the “GGP Materials”).  Subject to the terms and conditions of this Agreement, GGP grants to Spinco a non-exclusive, royalty-free, fully paid-up, worldwide license to create or have created any derivative works or materials based on the GGP Materials for distribution to employees and suppliers of Spinco and use such materials in the operation of the Spinco Business in substantially the same manner as the GGP Materials were used by GGP prior to the Distribution.  It is understood and agreed that GGP makes no representation or warranty, express or implied, as to the accuracy or completeness of any of the GGP Materials, as to the noninfringement of any of the GGP Materials or as to the suitability of any of the GGP Materials for use by Spinco in respect of its business or otherwise.  Access to any GGP Materials shall be

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limited to those Representatives of Spinco who need access in order to perform their responsibilities.

(b)           Notwithstanding the foregoing, the text of any materials related to or based upon any of the GGP Materials created by, for or on behalf of Spinco may not contain any references to the GGP Entities (or any use of the GGP Entities’ marks, names, trade dress, logos or other source or business identifiers, including the GGP Name and GGP Marks), the GGP Entities’ publications, the GGP Entities’ personnel (including senior management), the GGP Entities’ management structures or any other indication that in each instance such materials are based upon any of the GGP Materials.

Section 3.02.          Limitation on Rights and Obligations with Respect to the GGP Materials.

(a)           Spinco acknowledges and agrees that, except as expressly set forth above, GGP reserves all rights (including all Intellectual Property rights) in, to and under the GGP Materials and no rights with respect to ownership or use, except as otherwise expressly provided in this Agreement, shall vest in Spinco.

(b)           GGP shall have no obligation to (i) notify Spinco of any changes or proposed changes to any of the GGP Materials, (ii) include Spinco in any consideration of proposed changes to any of the GGP Materials, (iii) provide draft changes of any of the GGP Materials to Spinco for review and/or comment or (iv) provide Spinco with any updated materials relating to any of the GGP Materials except to the extent such changes would affect the provision of Services in accordance with the terms hereof.  The Parties acknowledge and agree that the GGP Materials are the Confidential Information of GGP.  Spinco shall use at least the same degree of care to prevent and restrain the unauthorized use or disclosure of any materials created by, for or on behalf of Spinco that are based upon any of the GGP Materials as it uses for its other confidential information of a like nature, but in no event less than a reasonable degree of care.  Spinco will allow GGP reasonable access to its personnel and information as reasonably necessary to determine Spinco’s compliance with the provisions set forth above; provided, however, such access shall not unreasonably interfere with any of the business or operations of Spinco.  Subject to Section 8.01, in the event that GGP determines that Spinco has not materially complied with some or all of its obligations with respect to any or all of the GGP Materials, and such noncompliance is not cured within 30 days following Spinco’s receipt of written notice thereof from GGP, GGP may terminate Spinco’s rights with respect to such GGP Materials upon written notice to Spinco and, in such case, GGP shall be entitled to require such GGP Materials to be returned to GGP or destroyed and any materials created by or for Spinco that are based upon such GGP Materials to be destroyed (with such destruction certified by Spinco in writing to GGP promptly after such termination).

(c)           If Spinco determines to cease to avail itself of any of the GGP Materials or upon expiration or termination of any period during which Spinco is permitted to use any of the GGP Materials, GGP and Spinco shall cooperate in good faith to take reasonable and appropriate actions to effectuate such determination, expiration or termination, to arrange for the return to GGP or destruction of such GGP Materials and to protect GGP’s rights and interests in such GGP Materials.

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ARTICLE IV

OTHER ARRANGEMENTS AND ADDITIONAL AGREEMENTS

Section 4.01.          Software and Software Licenses.  If and to the extent requested by Spinco, GGP shall use commercially reasonable efforts to (x) obtain permission from third-party licensors of computer software to allow GGP to provide services to Spinco as required hereunder and (y) assist Spinco in its efforts to obtain licenses (or other appropriate rights) to use, duplicate and distribute, as necessary and applicable, certain computer software necessary for GGP to provide, or Spinco to receive, Services (which assistance shall include to the extent appropriate providing Spinco the opportunity to receive a copy of, or participate in, any communication between GGP and the applicable third party licensor in connection therewith); provided, however, that GGP and Spinco shall mutually agree upon the specific types and quantities of any such software licenses; provided, further, that GGP shall not be required to pay any fees or other payments unless such fees and payments are reimbursed fully by Spinco or incur any obligations or liabilities to enable GGP to provide such services or enable Spinco to obtain any such license or rights; provided, further, that GGP shall not be required to seek broader rights or more favorable terms for Spinco than those applicable to GGP prior to the date of this Agreement or as may be applicable to GGP from time to time hereafter; and, provided, further, that Spinco shall bear only those costs that relate directly to obtaining such licenses (or other appropriation rights), which shall not include any payments relating to the discharge of Excluded Liabilities which are not related to the provision of Services.  The Parties acknowledge and agree that there can be no assurance that GGP’s efforts will be successful or that Spinco will be able to obtain such licenses or rights on acceptable terms or at all and, where GGP enjoys rights under any enterprise or site license or similar license, the Parties acknowledge that such license typically precludes partial transfers or assignments or operation of a service bureau on behalf of unaffiliated entities.  In the event that Spinco is unable to obtain such software licenses, the Parties shall work together using commercially reasonable efforts to obtain an alternative software license or modification to an existing GGP license to allow GGP to provide, or Spinco to receive, such Services, and the Parties shall negotiate in good faith an amendment to the applicable Schedule to reflect any such new arrangement, which amended Schedule shall not require Spinco to pay for any fees, expenses or costs relating to the software license that Spinco was unable to obtain pursuant to the provisions of this Section 4.01.

Section 4.02.          GGP Computer-Based and Other Resources.

(a)           As of the Distribution Date, except as otherwise expressly provided in the Separation Agreement, in any Schedule hereto, or in any Ancillary Agreement, Spinco and its Subsidiaries shall have no further access to, and GGP shall have no obligation to otherwise provide access to, the GGP Intranet, and Spinco shall have no access to, and GGP shall have no obligation to otherwise provide access to, computer-based resources (including access to GGPI’s or its Subsidiaries’ computer networks and databases) that require a password or are available on a secured access basis only.  Notwithstanding the foregoing, from and after the Effective Time, GGP shall use reasonable efforts to make available to Spinco an intranet (the “Spinco Intranet”) accessible by Spinco and its Subsidiaries that contains (i) the GGP Materials and (ii) any materials that GGP determines in good faith that any member of the Spinco Group needs to access in connection with the performance or delivery of any Service.

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(b)           From and after the Effective Time, Spinco and its Subsidiaries shall cause all of their personnel having access to the GGP Intranet or such other computer software, networks, hardware, technology or computer-based resources pursuant to the Separation Agreement, any Ancillary Agreement or in connection with performance, receipt or delivery of a Service to comply with all reasonable security guidelines (including physical security, network access, Internet security, confidentiality and personal data security guidelines) of GGPI and its Subsidiaries (of which GGP provides Spinco notice).  Spinco shall ensure that the access contemplated by this Section 4.02 shall be used by such personnel only for the purposes contemplated by, and subject to the terms of, this Agreement.

Section 4.03.          Spinco Computer-Based and Other Resources.  From and after the date of this Agreement, GGP and its Subsidiaries shall cause all of their personnel having access to the Spinco Intranet or such other computer software, networks, hardware, technology or computer based resources pursuant to the Separation Agreement, any Ancillary Agreement or in connection with performance, receipt or delivery of a Service to comply with all reasonable security guidelines (including physical security, network access, internet security, confidentiality and personal data security guidelines) of Spinco and its Subsidiaries (of which Spinco provides GGP notice).  GGP shall ensure that the access contemplated by this Section 4.03 shall be used by such personnel only for the purposes contemplated by, and subject to the terms of, this Agreement.

Section 4.04.          Access.  (a) Spinco shall, and shall cause its Subsidiaries to, allow GGP and its Representatives reasonable access to the facilities of Spinco necessary for GGP to fulfill its obligations under this Agreement.

(b)           Notwithstanding the other rights of access of the Parties under this Agreement, each Party shall, and shall cause its Subsidiaries to, afford the other Party, its Subsidiaries and Representatives reasonable access, upon reasonable notice, during normal business hours to the facilities, information, systems, infrastructure, and personnel of the other Party as reasonably necessary for the other Party to verify the adequacy of internal controls over information technology, reporting of financial data and related processes employed in connection with the Services, including in connection with verifying compliance with Section 404 of the Sarbanes-Oxley Act of 2002; provided, however, such access shall not unreasonably interfere with any of the business or operations of such Party or its Subsidiaries.

Section 4.05.          Insider Trading Policy.  Each of the Parties hereby agrees that it will instruct its Representatives that it is a violation of applicable Law for any Representative to purchase or sell securities of the other Party based on non-public information obtained in connection with the performance of this Agreement.

Section 4.06.          Cooperation.  It is understood that it will require the significant efforts of both Parties to implement this Agreement and to ensure performance of this Agreement by the Parties at the agreed upon levels in accordance with all of the terms and conditions of this Agreement.  The Parties will cooperate, acting in good faith and using commercially reasonable efforts, to effect a smooth and orderly transition of the Services provided under this Agreement from GGP to Spinco (including repairs and maintenance Services and the assignment or transfer of the rights and obligations under any third-party contracts relating to the Services) and Spinco

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agrees that it will use commercially reasonable efforts to eliminate its need for the Services as quickly as practicable; provided, however, that this Section 4.06 shall not require either Party to incur any out-of-pocket costs or expenses unless and except as expressly provided in this Agreement or otherwise agreed to in writing by the Parties (acknowledging that Spinco will be required to incur costs and expenses in conjunction with eliminating its need for the Services).

ARTICLE V

COSTS AND DISBURSEMENTS

Section 5.01.          Costs and Disbursements.  (a) Spinco shall pay to GGP a fee for each Service (such fee constituting a “Service Charge” and, the fees for all Services collectively, “Service Charges”) equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service; provided, however, that the Cost Multiplier shall be held constant at 110% for the term of this Agreement with respect to Services in support of payroll processing and the JD Edwards (“JD Edwards”) application (including, for the avoidance of doubt, the applicable Services set forth in Schedule A-1: Accounting and Schedule A-6:  Information Technology), in each case solely to the extent such Services are in support of the JD Edwards application.

(b)           GGP shall invoice Spinco for the Service Charges monthly in arrears; provided that the Service Charges shall be pro rated for any partial month.  Spinco shall pay the amount of each such invoice by wire transfer or check to GGP within 30 days of the receipt of each such invoice; provided, further, that Spinco shall directly pay any amounts due to American Express as more fully described in Section A(1)(g) and (h) of Schedule A-1 no later than 2 days after the applicable P-Card voucher is ready in JD Edwards.  If Spinco fails to pay such amount (other than any portion of such amount being disputed in good faith in accordance with the terms of this Agreement) by such date, Spinco shall be obligated to pay to GGP, in addition to the amount due, interest thereon at an annual percentage rate of 10% (the “Interest Rate”) accruing from the date the payment was due through the date of actual payment.  Each invoice shall specify, for each type of Service, (A) (i) the aggregate number of hours GGP Employees in each group level set forth on Exhibit I spent performing such Service and (ii) the Direct Payroll Costs for each such group level (or the calculation under a different pricing methodology, as applicable), (B) the Cost Multiplier in effect and (C) any Out-of-Pocket Expenses incurred with respect to such Service.  Together with any invoice for Service Charges, GGP shall provide Spinco with data and documentation (including documentation of Out-of-Pocket Expenses) as reasonably requested by Spinco for the purpose of verifying the accuracy of the calculation of such Service Charges; provided, however, that GGP shall provide Spinco with copies of all applicable third-party invoices as soon as reasonably practicable following receipt by GGP, it being understood that GGP’s receipt of applicable third-party invoices may be delayed for 30 or more days.

(c)           At any time during the term of this Agreement, and for two years after the expiration or termination of this Agreement, Spinco or its auditors or other reputable accounting firm, upon 10 business days’ prior written notice to GGP, may audit the books and records of the GGP Group relating to this Agreement for the purpose of verifying the Service Charges (at

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Spinco’s sole expense).  GGP shall, and shall cause its Affiliates to, reasonably cooperate in such audit, make available on a timely basis the information reasonably required to conduct the review, and assist the designated representatives of Spinco or its auditors as reasonably necessary.  GGP shall, and shall cause its Affiliates to, retain all such books and records relating to this Agreement and the performance of the Services for two years after the expiration or termination of this Agreement or such longer period as may be required by applicable law.  GGP shall refund any overcharges or other amounts owed to Spinco, occurring at any time during the term of this Agreement, disclosed by such audit, within 30 days after the completion of such audit.

Section 5.02.          Taxes.

(a)           Without limiting any provisions of this Agreement, Spinco shall pay any sales, use and other similar taxes imposed on, or payable with respect to, any Services provided to it under this Agreement; provided, however, that Spinco shall not pay, or be responsible for, any applicable income, franchise or gross receipts taxes imposed on, or payable with respect to, the income derived by GGP from providing these Services to Spinco.

(b)           Notwithstanding anything to the contrary in Section 5.02(a) or elsewhere in this Agreement, Spinco shall be entitled to withhold from any payments to GGP any such taxes that Spinco is required by law to withhold and shall pay over such taxes to the applicable taxing authority.

Section 5.03.          No Right to Set-Off.  Spinco shall pay the full amount of Service Charges and shall not set-off, counterclaim or otherwise withhold any amount owed to GGP under this Agreement on account of any obligation owed by GGP to Spinco that has not been finally adjudicated, settled or otherwise agreed upon by the Parties in writing.

ARTICLE VI

STANDARD FOR SERVICE

Section 6.01.          Standard for Service.  Except where GGP is restricted by an existing Contract with a third party or by Law, GGP agrees (i) to perform the Services such that the nature, quality, standard of care and the service levels at which such Services are performed are no less than that which are substantially similar to the nature, quality, standard of care and service levels at which the same or similar services were performed by or on behalf of GGP prior to the Distribution Date (or, if not so previously provided, then substantially similar to that which are applicable to similar services provided to GGP’s Subsidiaries or other business components), but in any event, in at least a good and workmanlike manner in accordance with past practice; (ii) upon receipt of written notice from Spinco identifying any outage, interruption or other failure of any Service, to respond to such outage, interruption or other failure of any Services in a manner that is no less than that which is substantially similar to the manner in which GGP or its Subsidiaries responded to any outage, interruption or other failure of the same or similar services prior to the Distribution Date (the Parties acknowledge that an outage, interruption or other failure of any Service shall not be deemed to be a breach of the provisions of this Section 6.01 so long as GGP complies with this clause (ii)).  As of or following the date of this Agreement, if

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GGP is or becomes aware of any restriction on GGP by an existing Contract with a third-party that would restrict the nature, quality, standard of care or service levels applicable to delivery of the Services to be provided by GGP to Spinco, GGP shall (x) promptly notify Spinco of any such restriction (which notice shall in any event promptly follow any change to, or reduction in, the nature, quality, standard of care or service levels applicable to delivery of the Services resulting from such restriction), (y) use commercially reasonable efforts to negotiate an amendment to the Contract to remove such restriction or otherwise obtain the third party’s consent to allow the Services to be performed to the standards described in this Section 6.01, and (z) use commercially reasonable efforts to provide such Services in a manner as closely as possible to the standards described in this Section 6.01 while attempting to secure the amendment or consent contemplated by (y).  To the extent that GGP is unable to obtain the amendment or consent described above, the Parties shall negotiate in good faith an amendment to the applicable Schedule to reflect any such new arrangement.

Section 6.02.          Disclaimer of Warranties.  Except as expressly set forth in this Agreement or any Schedule, the Parties acknowledge and agree that the Services are provided as-is, that Spinco assumes all risks and liability arising from or relating to its use of and reliance upon the Services and GGP makes no representation or warranty with respect thereto.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, GGP HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF THE SERVICES FOR A PARTICULAR PURPOSE.

Section 6.03.          Compliance with Laws and Regulations.  Each Party shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement.  No Party will knowingly take any action in violation of any such applicable Law that results in liability being imposed on the other Party.

ARTICLE VII

LIMITED LIABILITY AND INDEMNIFICATION

Section 7.01.          Consequential and Other Damages.  Notwithstanding anything to the contrary contained in the Separation Agreement or this Agreement, neither Spinco or its Subsidiaries, on the one hand, nor GGP or its Subsidiaries, on the other hand, shall be liable to the other Party or any of its Subsidiaries or Representatives, whether in contract, tort (including negligence and strict liability) or otherwise, at law or equity, for any special, indirect, incidental or consequential damages whatsoever (including lost profits or damages calculated on multiples of earnings approaches), which in any way arise out of, relate to or are a consequence of, the performance or nonperformance by the Party (including any Subsidiaries and Representatives of such Party and, in the case of GGP, any third-party providers providing the applicable Services) under this Agreement or the provision of, or failure to provide, or termination of, any Services under this Agreement, including with respect to loss of profits, business interruptions or claims of customers (provided, that any liability with respect to a Third Party Claim shall be considered direct damages).

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Section 7.02.          Limitation of Liability.  Subject to Section 7.03, the Liabilities of GGP and its Subsidiaries and Representatives, collectively, under this Agreement for any act or failure to act in connection herewith (including the performance or breach of this Agreement), or from the sale, delivery, provision, use or termination of any Services provided under or contemplated by this Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, shall not exceed the greater of (a) the total aggregate Service Charges (excluding any Out-of-Pocket Expenses included in such Service Charges) actually paid to GGP by Spinco pursuant to this Agreement and (b) $10,000,000.

Section 7.03.          Obligation to Reperform and GGP Indemnity.  In the event of any breach of this Agreement by GGP with respect to the provision of any Services, GGP shall (a) promptly correct in all material respects any error or defect resulting in such breach or reperform in all material respects such Services at the request of Spinco and at the sole cost and expense of GGP and (b) subject to the limitations set forth in Sections 7.01 and 7.02, indemnify Spinco and its Subsidiaries and Representatives (each, a “Spinco Indemnified Party”) for Liabilities (including direct damages, whether arising out of a Third Party Claim or otherwise) attributable to such breach by GGP; provided, however, that, to the extent any such breach can be cured through reperformance, the reperformance remedy set forth in Section 7.03(a) shall be the sole and exclusive remedy of Spinco for such portion of such breach; provided, further, however, that GGP shall indemnify each Spinco Indemnified Party to the extent any such party incurs indemnifiable losses that cannot be cured through reperformance.  Any request for reperformance in accordance with Section 7.03(a) by Spinco must be in writing and specify in reasonable detail the particular error or defect resulting in such breach.

Section 7.04.          Release and Spinco Indemnity.  Subject to Section 7.01, Section 7.02 and Section 7.03, Spinco hereby releases GGP and its Subsidiaries and Representatives (each, a “GGP Indemnified Party”), and Spinco hereby agrees to indemnify, defend and hold harmless each such GGP Indemnified Party from and against any and all Liabilities arising from, relating to or in connection with the use of any Services by Spinco or any of its Subsidiaries, Representatives or other Persons using such Services, except to the extent that such Liabilities arise out of, relate to or are a consequence of the applicable GGP Indemnified Party Knowing Violation.

Section 7.05.          Indemnification Procedures.  The provisions of Article V of the Separation Agreement shall govern claims for indemnification under this Agreement.

Section 7.06.          Liability for Payment Obligations.  Nothing in this Article VII shall be deemed to eliminate or limit, in any respect, Spinco’s express obligation in this Agreement to pay Service Charges for Services rendered in accordance with this Agreement.

Section 7.07.          Exclusion of Other Remedies.  The provisions of Sections 7.03 and 7.04 of this Agreement shall be the sole and exclusive remedies for any claim, loss, damage, expense or liability, whether arising from statute, principle of common or civil law, principles of strict liability, tort, contract or otherwise under this Agreement.

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ARTICLE VIII

DISPUTE RESOLUTION

Section 8.01.          Dispute Resolution.

(a)           In the event of any dispute, controversy or claim arising out of or relating to the transactions contemplated by this Agreement, or the validity, interpretation, breach or termination of any provision of this Agreement, or calculation or allocation of the costs of any Service, including claims seeking redress or asserting rights under any Law (each, a “Dispute”), GGP and Spinco agree that the GGP Overall Service Manager and the Spinco Overall Service Manager (or such other Persons as GGP and Spinco may designate) shall negotiate in good faith in an attempt to resolve such Dispute amicably.  If such Dispute has not been resolved to the mutual satisfaction of the Overall Service Managers within 15 days after the initial written notice of the Dispute by one Party to another Party (or such longer period as the Parties may agree), then the respective Chief Executive Officers of GGPI and Spinco shall negotiate in good faith in an attempt to resolve such Dispute amicably.  If such Dispute has not been resolved to the mutual satisfaction of the Chief Executive Officers of GGPI and Spinco within 15 days after the Dispute was referred to them for negotiation (or such longer period as the Parties may agree), then the Dispute shall be resolved in accordance with the dispute resolution process set forth in Sections 7.3 and 7.4 of the Separation Agreement; provided, that such dispute resolution process shall not modify or add to the remedies available to the Parties under this Agreement.

(b)           Notwithstanding anything to the contrary in this Agreement, either Party may immediately seek equitable relief (without the necessity of posting a bond) including, without limitation, temporary injunctive relief, against the other Party with respect to any and all equitable remedies sought in connection with this Agreement in accordance with Article VII of the Separation Agreement.

(c)           In any Dispute regarding the amount of a Service Charge, if after such Dispute is finally resolved pursuant to the dispute resolution process set forth or referred to in Section 8.01(a), it is determined that the Service Charge that GGP has invoiced Spinco, and that Spinco has paid to GGP, is greater or less than the amount that the Service Charge should have been, then (a) if it is determined that Spinco has overpaid the Service Charge, GGP shall within 10 business days after such determination reimburse Spinco an amount of cash equal to such overpayment, plus interest thereon at the Interest Rate accruing from the date of such overpayment to the time of reimbursement by GGP, and (b) if it is determined that Spinco has underpaid the Service Charge, Spinco shall within 10 business days after such determination pay GGP an amount of cash equal to such underpayment, plus interest thereon at the Interest Rate accruing from the date of such underpayment (or when such payment was due if not paid at all) to the time of payment by Spinco.

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ARTICLE IX

TERM AND TERMINATION

Section 9.01.          Term and Termination.  (a) This Agreement shall commence immediately upon the Effective Time and shall terminate upon the earlier to occur of:  (i) the last date on which either Party is obligated to provide any Service to the other Party and the completion of all other obligations hereunder in accordance with the terms of this Agreement and (ii) the mutual written agreement of the Parties to terminate this Agreement in its entirety.  Notwithstanding anything to the contrary contained in this Agreement or any Schedule, (i) GGP’s obligation to provide, or cause to be provided, Services to the Spinco Entities shall terminate, at GGP’s sole option, with respect to any Spinco Entity that Spinco, directly or indirectly, sells, or otherwise transfers ownership and control of, to a non-Spinco Entity (e.g., pursuant to equity sale, asset sale, merger or otherwise) and (ii) in no event shall the provision of any Service extend beyond the date that is 18 months from the Distribution Date.

(b)           Without prejudice to Spinco’s rights with respect to a Force Majeure, Spinco may from time to time terminate this Agreement with respect to the entirety of any individual Service but not a portion thereof, (A) for any reason or no reason upon providing to GGP the requisite prior written notice for such termination as specified in the applicable Schedule or, if no such notice period is provided in the applicable Schedule, on five days’ prior written notice, or (B) if GGP has failed to perform any of its material obligations under this Agreement with respect to such Service, and such failure shall continue to exist 30 days after receipt by GGP of written notice of such failure from Spinco; and (ii) GGP may terminate this Agreement with respect to one or more Services, in whole but not in part, at any time upon prior written notice to Spinco if Spinco has failed to perform any of its material obligations under this Agreement relating to such Services, including making payment of any Service Charges when due, and such failure shall be continued uncured for a period of 30 days after receipt by Spinco of a written notice of such failure from GGP.  The relevant Schedule shall be updated to reflect any terminated Service.  In the event that any Service is terminated other than at the end of a month, the Service Charge associated with such Service shall be pro-rated as applicable.  In the event that Spinco terminates any Service pursuant to clause (A) of this Section 9.01(b), the GGP Group shall have the right to (i) terminate or discontinue any contract or other arrangement with an unaffiliated third party to the extent such contract or arrangement relates to such terminated Service, and any charges and out-of-pocket costs, fees and expenses payable by any member of the GGP Group in connection with the exercise of such right (other than severance obligations or other amounts payable to any GGP Employee) shall be reimbursed by Spinco promptly upon GGP’s presentation to Spinco of the applicable third party invoice therefor and (ii) charge Spinco for any applicable Service Charges incurred in connection with the orderly unwinding and transfer of such terminated Service.

(c)           Without prejudice to the rights and obligations of the Parties in Section 2.03 and Section 4.06, either Party may from time to time request a reduction in part of the scope or amount of any Service.  If requested to do so by the other Party, each Party agrees to discuss in good faith appropriate reductions to the relevant Service Charges in light of all relevant factors including the costs and benefits to the Parties of any such reductions.  If, after such discussions, Spinco and GGP do not agree to any requested reduction of the scope or

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amount of any Service and the relevant Service Charges in connection therewith, then there shall be no change to the scope or amount of any Services or Service Charges under this Agreement.  In the event that Spinco and GGP agreed to any reduction of Service and the relevant Service Charges, the relevant Schedule shall be updated to reflect such reduced Service and relevant Service Charges if any.  In the event that any Service is reduced other than at the end of a month, the Service Charge associated with such Service for the month in which such Service is reduced shall be pro-rated appropriately.

Section 9.02.          Effect of Termination.  Upon termination of any Service pursuant to this Agreement, GGP will have no further obligation to provide the terminated Service, and Spinco will have no obligation to pay any future Service Charges relating to any such Service; provided, that Spinco shall remain obligated to GGP for the Service Charges owed and payable in respect of Services provided prior to the effective date of termination as set forth in the Schedule relating to such Service.  In connection with termination of any Service, the provisions of this Agreement not relating solely to such terminated Service shall survive any such termination, and in connection with a termination of this Agreement, Article I, Article VII (including liability in respect of any indemnifiable Liabilities under this Agreement arising or occurring on or prior to the date of termination), Article VIII, Article IX, Article X, all confidentiality obligations under this Agreement and liability for all due and unpaid Service Charges shall continue to survive indefinitely.

Section 9.03.          Force Majeure.  (a) GGP (and any Person acting on its behalf) shall not have any liability or responsibility for failure to fulfill any obligation under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure; provided, that (i) GGP (or such Person) shall have exercised commercially reasonable efforts to minimize the effect of Force Majeure on its obligations; and (ii) the nature, quality and standard of care that GGP shall provide in delivering a Service after a Force Majeure shall be substantially the same as the nature, quality and standard of care that GGP provides to its Subsidiaries and its other business components with respect to such Service.  In the event of an occurrence of a Force Majeure, GGP shall give notice of suspension as soon as reasonably practicable to the other Party stating the date and extent of such suspension and the cause thereof, and GGP shall resume the performance of such obligations as soon as reasonably practicable after the removal of such cause.

(b)           During the period of a Force Majeure, Spinco shall be entitled to seek an alternative service provider with respect to such Service(s) and shall be entitled to permanently terminate such Service(s) (and shall be relieved of the obligation to pay Service Charges for such Services(s) throughout the duration of such Force Majeure) if a Force Majeure shall continue to exist for more than 15 consecutive days, it being understood that Spinco shall not be required to provide any advance notice of such termination to GGP in connection therewith.

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ARTICLE X

GENERAL PROVISIONS

Section 10.01.        No Agency.  Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any Party an agent of another unaffiliated Party in the conduct of such other Party’s business.  GGP shall act as an independent contractor and not as the agent of Spinco in performing such Services, maintaining control over GGP Employees, GGP’s subcontractors and their employees and complying with all withholding of income and other requirements of Law, whether federal, state, local or foreign and no member of the GGP Group shall have any authority to bind any member of the Spinco Group by contract or otherwise.

Section 10.02.        Subcontractors.  GGP may hire or engage one or more subcontractors to perform any or all of its obligations under this Agreement; provided, that (i) GGP shall use the same degree of care in selecting any such subcontractor as it would if such contractor was being retained to provide similar services to GGP, (ii) GGP shall in all cases remain primarily responsible for all of its obligations under this Agreement with respect to the scope of the Services, the standard for services as set forth in Article VI and the content of the Services provided to Spinco, (iii) GGP shall provide written notice to the applicable Spinco Service Manager five days prior to engaging any such subcontractor and (iv) without the prior written consent of the applicable Spinco Service Manager (not to be unreasonably withheld, conditioned or delayed), GGP shall not remove and/or replace any subcontractor if such action would reasonably be expected to cause a material increase in cost with respect to the applicable Service.  Notwithstanding the foregoing, Spinco (or any other member of the Spinco Group) shall have the right to hire or engage any subcontractor directly.

Section 10.03.        Treatment of Confidential Information.

(a)           The Parties shall not, and shall cause their respective Representatives and all other Persons providing Services or having access to information of the other Party that is known to such Party as confidential or proprietary (“Confidential Information”) not to, disclose to any other Person or use, except for purposes of this Agreement, any Confidential Information of the other Party; provided, however, that each Party may disclose Confidential Information of the other Party and to the extent permitted by applicable Law:  (i) to its Representatives on a need-to-know basis in connection with the performance of such Party’s obligations under this Agreement; (ii) in any report, statement, testimony or other submission required to be made to any Governmental Authority having jurisdiction over the disclosing Party; or (iii) in order to comply with applicable Law, or in response to any summons, subpoena or other legal process or formal or informal investigative demand issued to the disclosing Party in the course of any litigation, investigation or administrative proceeding.  In the event that a Party becomes legally compelled (based on advice of counsel) by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information of the other Party, such disclosing Party shall provide the other Party with prompt prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with the other Party (at such other Party’s expense) to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed, including interposing

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all available objections thereto, such as objections based on settlement privilege.  In the event that such protective order or other similar remedy is not obtained, the disclosing Party shall furnish only that portion of the Confidential Information that has been legally compelled, and shall exercise its commercially reasonable efforts (at such other Party’s expense) to obtain assurance that confidential treatment will be accorded such Confidential Information.

(b)           Each Party shall, and shall cause its Representatives to protect the Confidential Information of the other Party by using the same degree of care to prevent the unauthorized disclosure of such as the Party uses to protect its own confidential information of a like nature but in any event not less than reasonable means.

(c)           Each Party shall cause its Representatives to agree to be bound by the same restrictions on use and disclosure of Confidential Information as are binding upon such Party in advance of the disclosure of any such Confidential Information to them.

(d)           The restrictions set forth in Sections 10.03(a) and (b) shall not prevent either Party from disclosing Confidential Information which belongs to that Party or (a) is in or enters the public domain without breach of this Agreement or any Ancillary Agreement, (b) the receiving Party was lawfully and demonstrably in possession of prior to first receiving it from the disclosing Party, (c) the receiving Party can demonstrate was developed by the receiving Party independently and without use of or reference to the disclosing Party’s Confidential Information, (d) the receiving Party receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation, or (e) is approved by the other Party for disclosure.

(e)           Each Party shall comply with all applicable state, federal and foreign privacy and data protection Laws that are or that may in the future be applicable to the provision of Services under this Agreement.

Section 10.04.        Further Assurances.  Each Party covenants and agrees that, without any additional consideration, it shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate this Agreement.

Section 10.05.        Notices.  Except with respect to routine communications by the GGP Service Managers and Spinco Service Managers under Section 2.04, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.05):

(i)            if to GGP:

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General Growth Properties, Inc.

110 N. Wacker Drive

Chicago, IL 60606

Attention: Chief Legal Officer

Facsimile: (312) 960-5485

(ii)           if to Spinco:

Rouse Properties, Inc.

1114 Avenue of the Americas, Suite 2800

New York, NY 10110

Attention: Chief Legal Officer

Facsimile: (212) 417-7272

(iii)          in each case, with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Matthew Bloch

Facsimile: (212) 310-8007

Section 10.06.        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

Section 10.07.        Entire Agreement.  Except as otherwise expressly provided in this Agreement, this Agreement, the Separation Agreement and the Ancillary Agreements constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this Agreement.

Section 10.08.        No Third-Party Beneficiaries.  Except as provided in Article VII with respect to GGP Indemnified Parties, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person, including any union, any current or former GGP Employee or any current or former employee of Spinco, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

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Section 10.09.        Governing Law.  This Agreement (and any claims or disputes arising out of or related to this Agreement or to the transactions contemplated by this Agreement or to the inducement of any Party to enter into this Agreement or the transactions contemplated by this Agreement, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the Laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of Law rules that might lead to the application of the Laws of any other jurisdiction.

Section 10.10.        Amendment.  No provision of this Agreement, including any Schedules to this Agreement, may be amended, supplemented or modified except by a written instrument making specific reference to this Agreement or any such Schedules to this Agreement, as applicable, signed by all the Parties.

Section 10.11.        Rules of Construction.  Interpretation of this Agreement shall be governed by the following rules of construction:  (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph and Schedule are references to the Articles, Sections, paragraphs and Schedules of this Agreement unless otherwise specified; (c) references to “$” shall mean U.S. dollars; (d) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) references to “written” or “in writing” include in electronic form; (g) provisions shall apply, when appropriate, to successive events and transactions; (h) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) GGP and Spinco have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts of this Agreement; (j) a reference to any Person includes such Person’s successors and permitted assigns; (k) any reference to “days” means calendar days unless business days are expressly specified; and (l) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, if the last day of such period is not a business day, the period shall end on the next succeeding business day.

Section 10.12.        Counterparts.  This Agreement may be executed in one or more counterparts, and by each Party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or portable document format (PDF) shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 10.13.        Assignability.  (a) This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of GGP and Spinco, except that each Party may:

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(i)            assign all of its rights and obligations under this Agreement to any of its Subsidiaries; provided, that no such assignment shall release GGP or Spinco, as the case may be, from any liability or obligation under this Agreement;

(ii)           in connection with the divestiture of any Subsidiary or business of Spinco to an acquiror that is not a Competitor of GGP, assign to the acquiror of such Subsidiary or business its rights and obligations as a recipient with respect to the Services provided to such divested Subsidiary or business under this Agreement; provided, that (i) no such assignment shall release GGP or Spinco, as the case may be, from any liability or obligation under this Agreement, (ii) any and all costs and expenses incurred by either Party in connection with such assignment (including in connection with clause (iii) of this proviso) shall be borne solely by the assigning Party, and (iii) the Parties shall in good faith negotiate any amendments to this Agreement, including the Annexes and Schedules to this Agreement, that may be necessary or appropriate in order to assign such Services; and

(iii)          in connection with the divestiture of any Subsidiary or business of Spinco to an acquiror that is a Competitor of GGP, assign to the acquiror of such Subsidiary or business its rights and obligations as a recipient with respect to the Services provided to such divested Subsidiary or business under this Agreement; provided, that (i) no such assignment shall release GGP or Spinco, as the case may be, from any liability or obligation under this Agreement, (ii) any and all costs and expenses incurred by either Party in connection with such assignment (including in connection with clause (iii) of this proviso) shall be borne solely by the assigning Party, (iii) the Parties shall in good faith negotiate any amendments to this Agreement, including the Annexes and Schedules to this Agreement, that may be necessary or appropriate in order to ensure that such assignment will not (x) materially and adversely affect the businesses and operations of each of the Parties and their respective Subsidiaries or (y) create a competitive disadvantage for GGP with respect to an acquiror that is a Competitor of GGP, and (iv) GGP shall not be obligated to provide any such assigned Services to an acquiror that is a Competitor of GGP if the provision of such assigned Services to such acquiror would disrupt the operation of GGP’s businesses or create a competitive disadvantage for GGP with respect to such acquiror.

(b)           in the event of the (i) merger, amalgamation or consolidation of Spinco and another Person, (ii) sale of all or substantially all of the assets of Spinco to another Person, (iii) the acquisition of a majority of the voting stock of Spinco by any Person or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or (iv) the election of, or appointment to, the board of directors of Spinco of directors constituting a majority of the directors then serving if such elected or appointed directors have not been nominated as directors by the Nominating Committee of the board of directors prior to their election or appointment, then the requirement of GGP to provide Services hereunder shall automatically terminate without further action by the Parties 30 days after the occurrence of such event.

Section 10.14.        Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

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ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY TO THIS AGREEMENT HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.14.

Section 10.15.        Specific Performance.  The provisions of Section 7.4 of the Separation Agreement shall govern specific performance under this Agreement.

Section 10.16.        Non-Recourse.  Other than the GGP Group and the Spinco Group, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of either GGP or Spinco or their Subsidiaries shall have any liability for any obligations or liabilities of GGP or Spinco, respectively, under this Agreement or for any claims based on, in respect of, or by reason of, the transactions contemplated by this Agreement.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

GGP LIMITED PARTNERSHIP

By:	GGP, Inc., its general partner

By:	/s/ Marvin J. Levine
	Name:	Marvin J. Levine
	Title:	Senior Vice President

GENERAL GROWTH MANAGEMENT, INC.

By:	/s/ Marvin J. Levine
	Name:	Marvin J. Levine
	Title:	Senior Vice President

ROUSE PROPERTIES, INC.

By:	/s/ Michael McNaughton
	Name:	Michael McNaughton
	Title:	Chief Operating Officer

Signature Page to Transition Services Agreement

Exhibit I

Direct Payroll Costs

Group Level	Hourly Rate	GGP Employee’s Annual Compensation*
A	$200	Greater than $500,000
B	$150	$300,001 - $500,000
C	$125	$210,001 - $300,000
D	$85	$140,001 - $210,000
E	$60	$110,001 - $140,000
F	$47	$90,001 - $110,000
D	$34	$90,000 or less

* GGP Employee’s Annual Compensation is calculated, with respect to each GGP Employee, by adding (A) such employee’s then current annual base salary plus (B) 20% of such base salary plus (C) such employee’s incentive and other non-base salary compensation earned during the previous fiscal year (including, for the avoidance of doubt, bonus and equity compensation), and rounding the total to the nearest whole dollar.

Signature Page to Transition Services Agreement

Exhibit II

Service Managers

GGP Overall Service Manager	Marvin Levine
Spinco Overall Service Manager	Michael McNaughton

		GGP Service Manager	Spinco Service Manager
A-1:	Accounting	James Thurston	Tim Salvemini
A-2:	Asset Management	Charles Lhotka	Michael McNaughton
A-3:	Development	Richard Pesin	Brian Jenkins
A-4:	Employee Benefit Continuation	Catherine Hollowell	Michael McNaughton
A-5:	Human Resources	Catherine Hollowell	Michael McNaughton
A-6:	Information Technology	Scott Morey	Tim Salvemini
A-7:	Insurance	Kristen Pate	Tim Salvemini
A-8:	Legal	Marvin Levine	Michael McNaughton
A-9:	Marketing and Communications	Alan Barocas (Marketing) David Keating (Communications)	Michael McNaughton
A-10:	Public Reporting, Internal Audit, Sarbanes-Oxley & Disclosure/Audit Committees	Stacie Herron	Tim Salvemini
A-11:	Tax	Kathleen Courtis	Rael Diamond
A-12:	Treasury/Capital Markets	Heath Fear	Rael Diamond

Signature Page to Transition Services Agreement

SCHEDULE A-1

ACCOUNTING

A.                                    Accounts Payable and Accounts Receivable — Mall Operations and Corporate

1.                                       Services:

a.                                       For accounts payable functions, this includes the processing of vendor invoices from receipt of invoice at Spinco property locations through payment, matching of invoices with check remittance, and filing of processed invoices as directed by Spinco management.  To the extent Basware software application is not utilized by Spinco, GGP shall utilize accounts payable processes consistent with those in place prior to Basware implementation.

b.                                      Conduct regular monthly vendor maintenance and set up in Spinco’s accounts payable JD Edwards module.

c.                                       Conduct invoice processing on a regular daily basis so Spinco can make such payment.

d.                                      Conduct monthly invoice account distribution for posting in Spinco JD Edwards and provide to Spinco so Spinco can make such payment.

e.                                       Provide Form 1099 (contractor payments) processing for year end December 31, 2011 and provide to Spinco for distribution to its 1099 defined contractors.

f.                                         Provide void check processing in JD Edwards on a monthly basis.

g.                                      Provide P-Card continuation services at the Distribution Date for Spinco employees.

h.                                      Conduct P-Card posting in JD Edwards in accordance with GGP’s normal schedule; provided, however, Spinco shall make payments directly to American Express within two (2) business days after an applicable P-Card voucher is ready in JD Edwards.

i.                                          Transfer tenant lease history files to Spinco on the Distribution Date.

j.                                          Maintain tenant lease files as required.

k.                                       Maintain new tenant lease set up in JD Edwards property management file as required for each Spinco site location.

l.                                          Maintain past-due accounts collection support on a monthly basis.

m.                                    Maintain customer master set up in JD Edwards as requested by Spinco accountants.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service; provided, however, that the Cost Multiplier shall be held constant at 110% for the term of this Agreement with respect to Services in support of the JD Edwards application; provided, further, that, notwithstanding anything to the contrary in this Agreement, with respect to Services 1(g) and 1(h) in this Section A, Spinco shall pay the applicable charges directly to American Express on a weekly basis within two days of posting of such charges to Spinco’s ledger.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section A shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section A requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:

a.                                       All accounting or related entries or related schedules supporting such entries that are processed by GGP must comply with GAAP and be in accordance with current GGP policies and procedures as defined in internal control processes for SOX compliance and shall comply with Spinco’s financial reporting requirements.  All work product provided herein shall be properly reviewed by GGP staff in accordance with normal on-going business practices.

b.                                      All accounting services to be provided herein shall be completed in accordance with GGP’s normal month end, quarter end, and year end closing time table; provided, such closing time table shall be provided to Spinco at least two weeks prior to any fiscal month close of Spinco.

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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B.                                    Payroll Processing — Company

1.                                       Services:

a.                                       Input time and attendance information to Ultipro from Ceridian on a weekly basis.  All Ceridian time and attendance clocks shall remain in service through December 31, 2012.

b.                                      Manage regular weekly payroll processing and payments to employees and provide reports to Spinco.

c.                                       Manage weekly tax processing and payments to tax authorities through Ceridian and provide reports to Spinco.

d.                                      Conduct weekly payroll posting to JD Edwards on behalf of Spinco.

e.                                       Conduct payroll capitalization to projects on a monthly basis.

f.                                         Prepare year-end December 31, 2011 and 2012 reporting and filing of W-2 and 941 forms and all other required annual reports and documents on behalf of Spinco.

g.                                      Calculate employee incentive pay, input calculations to Ultipro, and make monthly accrual entry into JD Edwards on a monthly basis.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service; provided, however, that the Cost Multiplier shall be held constant at 110% for the term of this Agreement with respect to Services in support of the JD Edwards application and payroll processing.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section B shall terminate upon the earliest to occur of (a) December 31, 2012, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section B requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:

a.                                       All accounting or related entries or related schedules supporting such entries that are processed by GGP must comply with GAAP and be in accordance with current GGP policies and procedures as defined in internal control processes for SOX compliance and shall comply with

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Spinco’s financial reporting requirements.  All work product provided herein shall be properly reviewed by GGP staff in accordance with normal on-going business practices.

b.                                      All accounting services to be provided herein shall be completed in accordance with GGP’s normal month end, quarter end, and year end closing time table; provided, such closing time table shall be provided to Spinco at least two weeks prior to any fiscal month close of Spinco.

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

C.                                    General Ledger and Related

1.                                       Services:

a.                                       Maintain account code files in Spinco JD Edwards general ledger module as requested by Spinco accountants and provide process for updating account files.

b.                                      Create month-end journal entries and post to JD Edwards those entries customarily generated by GGP prior to the Distribution Date or as requested by Spinco accountants.

c.                                       Provide general ledger account reconciliation support each month or as requested by Spinco accountants.

d.                                      Provide access to current and historical accounting data in support of Spinco ledger balances as of the Distribution Date.

e.                                       Consolidate Spinco financial statements and supporting schedules each month.

f.                                         Provide audit support for opening, quarterly, and year-end account balances as requested by Spinco accountants or Spinco’s auditor.

g.                                      Provide monthly closing schedule and technical accounting support to Spinco accountants upon request.

h.                                      Allocate overhead between capex and expenses each month.

i.                                          Conduct FIN 47 accounting for asset retirement obligations for each fiscal quarter and year-end 2011.

j.                                          Provide derivative accounting journal entries as required on a monthly basis.

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k.                                       Conduct utilities journal entry processing and prepare for payment by Spinco to third parties every week.

l.                                          Provide insurance and related journal entries, including liability and auto insurance every month.

m.                                    Determine intangible asset values for leases and year-end impairment as of the Distribution Date and every fiscal quarter thereafter.

n.                                      Provide specific bad debt reserve analysis for litigation tenants on a monthly basis.

o.                                      Provide unclaimed property reporting and prepare for related payment on a monthly basis.

p.                                      Provide period costs of vehicle leasing, communications, and marketing fees for JD Edwards entry each month.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service; provided, however, that the Cost Multiplier shall be held constant at 110% for the term of this Agreement with respect to Services in support of the JD Edwards application.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section C shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section C requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:

a.                                       All accounting or related entries or related schedules supporting such entries that are processed by GGP must comply with GAAP and be in accordance with current GGP policies and procedures as defined in internal control processes for SOX compliance and shall comply with Spinco’s financial reporting requirements.

b.                                      All accounting services to be provided herein shall be completed in accordance with GGP’s normal month end, quarter end, and year end closing time table; provided, such closing time table shall be provided to Spinco at least two weeks prior to any fiscal month close of Spinco.  All

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work product provided herein shall be properly reviewed by GGP staff in accordance with on-going business practices.

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

D.                                    Development Accounting — Malls

1.                                       Services:

a.                                       Conduct lien escrow and settlement process as determined by a court or as otherwise required.

b.                                      Track, review and process construction invoices (including but not limited to tenant allowance payment requests, tenant improvement payment requests, ordinary capital invoices and development construction invoices) for progress payments (including appropriate documentation for payment) on a weekly basis.

c.                                       Prepare month-end journal entries related to CIP (including WIP — ordinary capital, TI CIP — tenant improvements and CIP — development) additions and transfers to fixed asset accounts each month.

d.                                      Prepare monthly reconciliations, by property, between the job cost subsidiary ledger and the general ledger for CIP, WIP and TI CIP.

e.                                       Maintain the JD Edwards job cost module and all related budgets (development and ordinary capital), open commitments and related analytics on a monthly basis.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section D shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section D requested by Spinco prior to the termination described in the prior sentence.

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4.                                       Additional Terms:

a.                                       All accounting or related entries or related schedules supporting such entries that are processed by GGP must comply with GAAP and be in accordance with current GGP policies and procedures as defined in internal control processes for SOX compliance and shall comply with Spinco’s financial reporting requirements.

b.                                      All accounting services to be provided herein shall be completed in accordance with GGP’s normal month end, quarter end, and year end closing time table; provided, such closing time table shall be provided to Spinco at least two weeks prior to any fiscal month close of Spinco.

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.  All work product provided herein shall be properly reviewed by GGP staff in accordance with normal on-going business practices.

E.                                      Fixed Asset Accounting

1.                                       Services:

a.                                       Record fixed assets in a JD Edwards fixed asset module subledger and calculate depreciation on a monthly basis.

b.                                      Reconcile the JD Edwards fixed asset module with the general ledger on a monthly basis.

c.                                       Record tenant allowances in the fixed asset module and set up an amortization schedule, including the general ledger on a monthly basis.

d.                                      Record disposals and other asset dispositions in both the fixed asset module and the general ledger as needed or requested by Spinco operations management.

e.                                       Provide and record lease cost allocations, deferred financing cost, and impairment, to assets in the fixed asset module and the general ledger as needed on a monthly basis.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service; provided, however, that the Cost Multiplier shall be held constant at 110% for the term of this Agreement with respect to Services in support of the JD Edwards application.

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3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section E shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section E requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:

a.                                       All accounting or related entries or related schedules supporting such entries that are processed by GGP must comply with GAAP and be in accordance with current GGP policies and procedures as defined in internal control processes for SOX compliance and shall comply with Spinco’s financial reporting requirements.

b.                                      All accounting services to be provided herein shall be completed in accordance with GGP’s normal month end, quarter end, and year end closing time table; provided, such closing time table shall be provided to Spinco at least two weeks prior to any fiscal month close of Spinco.  All work product provided herein shall be properly reviewed by GGP staff in accordance with normal on-going business practices.

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

F.                                      Centralized Accounting

1.                                       Services:

a.                                       Provide mall accounting duties performed by GGP accountants on a day-to-day basis after the Distribution Date.

b.                                      Provide lease data management functions, including permanent lease entry and maintenance; permanent lease recurring billing set-up and maintenance; specialty lease entry and maintenance; and specialty lease recurring billing set-up and maintenance.

c.                                       Provide property/tenant accounts receivable monitoring and collections.

d.                                      Provide travel-related expense accounting.

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e.                                       Provide all other accounting duties performed by GGP accountants in accordance with GGP’s practices and procedures as of the Distribution Date.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section F shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section F requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:

a.                                       All accounting or related entries or related schedules supporting such entries that are processed by GGP must comply with GAAP and be in accordance with current GGP policies and procedures as defined in internal control processes for SOX compliance and shall comply with Spinco’s financial reporting requirements.  All work product provided herein shall be properly reviewed by GGP staff in accordance with normal on-going business practice.

b.                                      All accounting services to be provided herein shall be completed in accordance with GGP’s normal month end, quarter end, and year end closing time table; provided, such closing time table shall be provided to Spinco at least two weeks prior to any fiscal month close of Spinco.  All work product provided herein shall be properly reviewed by GGP staff in accordance with normal on-going business practices.

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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SCHEDULE A-2

ASSET MANAGEMENT

A.                                    Asset Management

1.                                       Services:

a.               Perform on behalf of Spinco all asset management services for Spinco’s properties, including oversight of leasing, marketing and operational and maintenance duties customary of an owner, in each case in accordance with GGP’s practices as of the Distribution Date.

b.              Recommend to Spinco from time to time procedures with respect to Spinco’s properties as Personnel may deem advisable for the more efficient and economic management and operation thereof and in accordance with GGP’s practices as of the Distribution Date.

c.               Per Spinco’s direction, implement and execute on behalf of Spinco the strategic plan and direction for each Spinco property in accordance with GGP’s practices as of the Distribution Date

d.              Per Spinco’s direction, focus on the customer experience, merchandising, operations, capital spending, and the positioning with respect to Spinco’s properties in their respective markets on behalf of Spinco in accordance with GGP’s practices as of the Distribution Date.

e.               Develop and manage property financial plans on behalf of Spinco, including budgets, forecasts, cash flows and capital planning in accordance with GGP’s practices as of the Distribution Date.

f.                 Per Spinco’s direction, approve ordinary capital expenditures on behalf of Spinco in accordance with GGP’s practices as of the Distribution Date.

g.              Manage business relationships with retailers, partners, and other community business leaders on behalf of Spinco in accordance with GGP’s practices as of the Distribution Date.

h.              Manage vendor relationships (e.g., snow removal, security, etc.) on behalf of Spinco, including national contracts and property-specific contracts in accordance with GGP’s practices as of the Distribution Date.

i.                  Oversee security and maintenance, including the use of vehicles, for each of Spinco’s properties to ensure appropriate coverage in accordance with GGP’s practices as of the Distribution Date.

j.                  Per Spinco’s direction, develop and implement special events and marketing programs (national and local) for each of Spinco’s properties in accordance with GGP’s practices as of the Distribution Date.

k.               Per Spinco’s direction, manage media relationships at the property level, including crisis management services, in accordance with GGP’s practices as of the Distribution Date.

l.                  Manage the gift card program on behalf of Spinco in accordance with GGP’s practices as of the Distribution Date.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  Any individual Service in this Section A shall terminate upon the earliest to occur of (a) 9 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to ensure that any terminated Service is integrated into Spinco’s broader business processes.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

B.                                    National Operations

1.                                       Services:

a.               Provide capital support and oversight on behalf of Spinco, including maintenance of CapEx application supporting approval documentation requirements, as well as related SOX documentation, in accordance with GGP’s practices as of the Distribution Date.

b.              Provide project management of capital projects in collaboration with asset management/design and construction management on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date.

c.               Maintain asset condition records, metrics, and subject matter coordination across asset categories on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date.

d.              Manage national contracts (e.g., janitorial, utilities, trash and recycling, vertical transportation maintenance, lighting, etc.), including transition of

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existing contracts and/or securing new contracts as requested by Spinco and in accordance with GGP’s practices as of the Distribution Date.

e.               Manage vendor relations in collaboration with Services in Section A on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date

f.                 Support of Clean-Safe-Secure minimum operating standards on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date.

g.              As requested by Spinco, provide consultation to mall teams regarding local service contracts in accordance with GGP’s practices as of the Distribution Date.

h.              Provide crisis support and natural disaster management Services on behalf of Spinco, in accordance with GGP’s practices as of the Distribution Date.

i.                  Security program management in collaboration with Services in Section A, including transition of existing contracts and/or securing new contracts as needed., on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date.

j.                  As requested by Spinco, provide specific event security procurement and management in accordance with GGP’s practices as of the Distribution Date.

k.               Coordinate and direct the outsourcing of tenant light and power settlements to a third party service provider.  GGP will review and approve (in consultation with Spinco) the settlement calculations prepared by such service provider.  GGP will assist in forecasting energy costs based on consumption pattern.  GGP will advise/recommend new procurement agreements as applicable.

l.                  As requested by Spinco, conduct energy conservation programs for Spinco properties in accordance with GGP’s practices as of the Distribution Date.

m.            As requested by Spinco, provide procurement services and support in accordance with GGP’s practices as of the Distribution Date.

n.              As requested by Spinco, provide expense budget guidance, oversight and analysis in accordance with GGP’s practices as of the Distribution Date.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  Any individual Service in this Section B shall terminate upon the earliest to occur of (a) 9 months following the Distribution, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP

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agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to ensure that any terminated Service is integrated into Spinco’s broader business processes.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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SCHEDULE A-3

DEVELOPMENT

A.                                    Project Development

5.                                       Services:

a.               As requested by Spinco, participate in transition meetings to discuss historical, current, or future development projects for any and all Spinco properties in a timely manner.

b.              As requested by Spinco, share with Spinco information regarding historical project information, current development plans and files, vendor information, permits, and all other such applicable information in a timely manner.

c.               As requested by Spinco, cooperate and provide information to Spinco in connection with any of its proposed or future developments in a timely manner.

d.              As requested by Spinco, provide general support in a timely manner for property-level development activities, with an emphasis on those activities involving public or third party approvals.

6.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

7.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section A shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section A requested by Spinco prior to the termination described in the prior sentence.

8.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

B.                                   Construction Project Management

9.                                       Services:

a.               Provide project supervision, investigation, planning and design services.

10.                                 Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

11.                                 Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section B shall terminate upon the earliest to occur of any individual services in this Section B shall terminate upon the earliest to occur of (i) 18 months following the Distribution Date, (ii) five days following written notice of termination of such Services by Spinco to GGP and (iii) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section B requested by Spinco prior to the termination described in the prior sentence.

12.                                 Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

C.                                    Tenant Coordination

1.                                       Services:

a.               As requested by Spinco, manage the execution of approved lease deals, including landlord construction obligations, with the support of the mall operations team and in accordance with GGP’s practices as of the Distribution Date.

b.              As requested by Spinco, review and approve any tenant submitted plans in accordance with GGP’s practices as of the Distribution Date.

c.               As requested by Spinco, facilitate the construction activities of tenants with the support of the mall operations team and in accordance with GGP’s practices as of the Distribution Date.

d.              Coordinate tenant lease plan updates and lease outline drawings on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date.

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e.               Maintain all leases and site plans on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section C shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section C requested by Spinco prior to the termination described in the prior sentence.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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SCHEDULE A-4

EMPLOYEE BENEFIT CONTINUATION

A.                                    General

1.                                       Services:

a.               Continued participation in GGP welfare benefit plans (including medical, dental, vision, flex-spending, life insurance, disability insurance and employee assistance) until December 31, 2011 on the same terms and conditions currently in effect.

b.              Complete census for Spinco Employees, including name, date of birth, date of hire, position or title, current salary information, home and business address.

c.               Provide copies of latest Form 5500 for all Spinco Employees and all notices to Spinco Employees since January 1, 2011.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section A shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section A requested by Spinco prior to the termination described in the prior sentence.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

SCHEDULE A-5

HUMAN RESOURCES

A.                                    General

1.                                       Services:

a.               Human resources support as requested by Spinco, including services relating to the transfer of employees, the establishment of new employee benefit plans and other related payroll and benefit advisory or administrative services.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section A shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section A requested by Spinco prior to the termination described in the prior sentence.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

SCHEDULE A-6

INFORMATION TECHNOLOGY

A.                                    Mobile Communications

1.                                       Services:

a.               Provide mobile communications devices including cell phones, SmartPhones, and wireless broadband cards in accordance with GGP’s practices as of the Distribution Date.

b.              Set equipment standards, acquire plans and equipment, monitor usage and adjust plans to minimize costs and match plans to usage patterns in accordance with GGP’s practices as of the Distribution Date.

c.               As requested by Spinco, negotiate overall purchasing agreements with vendors, provided that the GGP Service Manager shall consult with the Spinco Service Manager prior to making any decisions regarding carrier changes for Spinco.  GGP shall have no authority to legally bind Spinco.

d.              Provide the technologies required for Email integration with the Enterprise Exchange server and Spinco-owned SmartPhones in accordance with GGP’s practices as of the Distribution Date.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section A shall terminate upon the earliest to occur of (a) March 31, 2012, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section A requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:  The Services provided in this Section A shall be subject to the following additional terms:

a.                                       Service Targets

Service Targets

Service Level
Service	Availability	Support Coverage	Dependencies	Objective
New Cell Phone Service	Normal Working Hours	New Service can be set up by calling the Service desk	Requester has appropriate management approvals	New equipment can be acquired within the time period specified in the applicable carrier contract
Changes to cellular plans	Normal Working Hours	Requests can be submitted 24 x 7 to the Service desk		Changes to existing plans will take place within the time period specified in the applicable carrier contract

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

B.                                    End User Support and Standards

1.                                       Services:

a.               Set standards for end user devices and software.  These standards shall apply to all equipment and software acquired for Spinco in accordance with GGP’s practices as of the Distribution Date.  All such equipment and software acquired for Spinco shall be charged to Spinco and be Spinco’s property.

b.              Acquire end user computing equipment and software for Spinco which adhere to the standards in place in accordance with GGP’s practices as of the Distribution Date.

c.               As requested by Spinco, negotiate overall purchasing agreements with vendors with whom GGP does business and consult with Spinco Service Manager prior to making any decisions regarding standards or vendor changes for Spinco.  GGP shall have no authority to legally bind Spinco.

d.              Provide a Service Desk which provides a single point of contact for any request for IT Services or issues with Services in accordance with GGP’s practices as of the Distribution Date.  Ensure that a single phone number can be called to get assistance.  In addition, the user can submit less urgent requests via Email or website.

e.               Ensure that all calls are logged into the Service Desk system and a ticket number assigned in accordance with GGP’s practices as of the Distribution Date.

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f.                 Ensure that service desk calls are addressed according to the standard IT response time matrix depending on the criticality of the question / issue / outage in accordance with GGP’s practices as of the Distribution Date.

g.              Create a stable image for each of the supported client computing platforms in accordance with GGP’s practices as of the Distribution Date.  The image consists of the operating system, utilities and drivers required by the operating system, and standard software.  In addition, optional software may be selected to be loaded as part of the Service.

h.              As new models of laptop or desktop computers become available, Personnel shall test them and create images for those that become the new standard offerings in accordance with GGP’s practices as of the Distribution Date.

i.                  Provide vendor management services for any third party service providers in accordance with GGP’s practices as of the Distribution Date.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service; provided, however, that the Cost Multiplier shall be held constant at 110% for the term of this Agreement with respect to Services in support of the JD Edwards application.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section B will be limited to existing platforms and shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section B requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:  The Services provided in this Section B shall be subject to the following additional terms:

a.                                       Service Targets

Service Targets

Service Level
Service	Availability	Support Coverage	Dependencies	Objective
Emergency Response	Available during all scheduled Production work hours	A support person will receive message and return call	Support person has means to receive problem call during off hours (Pager, cell phone)	100% of calls answered or returned according to Priority Matrix
Phone	12 x 5	A live person will answer	Adequate staffing to	100% of calls

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Service Targets

Service Level
Service	Availability	Support Coverage	Dependencies	Objective
Response		the phone or respond to messages.	cover support hours	answered or returned according to Priority Matrix
Problem Resolution	According to priority matrix	A live person will be available to respond to messages at all times	Need to educate Service desk personnel on setting of priorities	Response time and escalation 100% in compliance with priority matrix

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

C.                                    Electronic Mail Service Support

1.                                       Services:

a.               Provide electronic mail, including client email package (Microsoft Outlook), enterprise Email infrastructure (Microsoft Exchange), anti-virus and spam filtering Services, and Internet Email Gateway Services.

b.              Provide support for the Outlook client software only for those Services that are business related.  For example, if a user is having difficulty configuring their mail client to work with a non-Spinco/non-GGP Email Service, the Service desk shall not be obligated to help.

c.               Personnel shall provide a spam filtering Service designed to let in legitimate Email and exclude “spam.”

d.              As requested by Spinco, provide vendor management services for any third party service providers.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section C shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in

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this Section C requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:  The Services provided in this Section C shall be subject to the following additional terms:

a.                                       Service Targets

Service Targets

Service Level
Service	Availability	Support Coverage	Dependencies	Objective
Internal Electronic Mail accessibility	24 x 7	Subject to response time matrix. Monitoring software is continually testing the availability of this Service	Need monitoring software in place to test Email Service and alert Service desk of outage	Electronic Mail facility is available 99.9% of the time
Email outage notification	24 x 7	Notice of Email outage will be issued 24 x 7 according to the severity matrix	Service desk and monitoring processes must be designed to support this Service	Outage notification is issued as soon as reasonably practicable following an outage detection. A second notice will be sent when Service is restored

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

D.                                    Access to Shared Resources / Intranet

1.                                       Services:

a.               Create, maintain and provide access to shared resources for the enterprise in accordance with GGP’s practices as of the Distribution Date.  Specifically, these shared resources shall include secure access to space on servers, printers, electronic mail, intranet and internet portals, and Internet connections.

b.              Detect, troubleshoot and repair the Intranet when degraded performance or outright failure occurs, including providing for appropriate notification of outages and their expected duration, provision of workarounds, and coordination of efforts of third party providers in the resolution in accordance with GGP’s practices as of the Distribution Date.

c.               Monitor and manage network and other resources to ensure that the services are available and meeting the needs of the user community.

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d.              Administrative services shall be made available to assist in the appropriate use and setup of the services in accordance with GGP’s practices as of the Distribution Date.  The response times for assistance shall be the same as those laid out in the service desk section of this document.

e.               As requested by Spinco, provide vendor management services for any third party service providers.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section D shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section D requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:  The Services provided in this Section D shall be subject to the following additional terms:

a.             Service Targets

Service Targets

Service Level
Service	Availability	Support Coverage	Dependencies	Objective
Access to Shared Drives	24 x 7	Access to Service desk for issues, questions		Able to access shared drives 99.9% of the time
Administration of Shared Drives	Normal Business Hours	New directories or changes to directory security can be made. Changes to disk allocations can be made		New directories, security changes and disk allocations can be made within an agreed upon, commercially reasonable timeframe
Capacity management	Normal Business Hours	Disk space utilization will be proactively monitored and supplemented without user involvement	Monitoring tools need to be in place. Authority to procure additional storage must be secured	10% excess storage in reserve or on order at all times

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Service Targets

Service Level
Service	Availability	Support Coverage	Dependencies	Objective
Troubleshoot equipment or quality issues	Normal Business Hours	IT or third party arrives at printer location to repair		1 business day response from first call

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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E.                                     Telecommunications Services

1.                                       Services:

a.               Provide a wide area network (“WAN”) for Spinco.  All Spinco offices are connected by a WAN to enable access to shared resources in Chicago and other locations.  The infrastructure and application architectures are such that if the network or any link is down for any period of time, many people are unable to complete their work.

b.              Detect, troubleshoot and repair telecommunications services when degraded performance or outright failure occurs, including appropriate notification of outages and their expected duration, provision of workarounds, and coordination of efforts of third party providers in the resolution in accordance with GGP’s practices as of the Distribution Date.

c.               Monitor the capacity to ensure that the services are available and meeting the needs of the user community in accordance with GGP’s practices as of the Distribution Date.

d.              Provide connectivity to the Internet for all Spinco users at the same service levels and performance as for GGP users in accordance with GGP’s practices as of the Distribution Date.

e.               Provide office phones, VoiceMail and all moves, adds, and changes associated with them as requested by Spinco and in accordance with GGP’s practices as of the Distribution Date.  New equipment purchased post Distribution Date will be paid for by Rouse Properties Inc.

f.                 Provide telecommunications strategy and planning, including coordination with the local IT site management and business management required to successfully perform this function in accordance with GGP’s practices as of the Distribution Date.

g.              Work with local telecom providers to ensure smooth coordination in the event of location moves, capacity changes or other modifications in the telecommunications environment in accordance with GGP’s practices as of the Distribution Date.

h.     Provide vendor management services as requested by Spinco for any third party service providers in accordance with GGP’s practices as of the Distribution Date.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

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3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section E shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section E requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:  The Services provided in this Section E shall be subject to the following additional terms:

a.                                       Service Targets

Service Targets

Support
Service	Availability	Coverage	Dependencies	Service Level Objective
Interoffice connectivity	24 x 7	Access to Service desk for issues, questions	Monitoring software installed.	Network up 99.9% of the time between all locations. All response time tests within benchmark limits
Internet connectivity	24 x 7	Access to Service desk for issues, questions		Connection to Internet up 99%. Performance tests within benchmark limits
New Phone Service	Normal Working Hours	New Service can be set up by calling the Service desk	Available handsets and PBX ports or IP ports.	New Service can be established within 1 business day of notice
Repair for PBX or Voicemail Services	Normal Working Hours	Automated monitoring of Services	Availability of Monitoring tools. Appropriate Service agreements with vendors	Restoration of Service according to Service desk severity matrix

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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F.                                      Information Security Services

1.                                       Services:

a.               Provide and operate an authentication directory service database.  The information in this database is shared among applications minimizing the need to sign in more than once to get work done in accordance with GGP’s practices as of the Distribution Date.

b.              Add, change or delete / inactivate user information to/from the authentication directory in accordance with GGP’s practices as of the Distribution Date.  A key part of this is ensuring that appropriate approval signoffs have been received.  These approval requirements vary for many applications in the environment and may also require that the authentication and rights be updated in multiple systems.

c.               Support the compliance efforts of Spinco for all services and systems.  Spinco is required to comply with various laws including Sarbanes-Oxley (SOX).  There are also industry compliance initiatives including the Payment Card Industry (PCI) standards for the protection of electronic payment information for companies accepting credit or debit cards for payments.

d.              Provide ongoing compliance support, including, as requested by Spinco, maintenance of control plans and other compliance documentation, execution of compliant processes, adherence to process and systems controls, and testing as required by the internal or external auditors in accordance with GGP’s practices as of the Distribution Date.  In addition, GGP shall be expected to participate in any system or compliance audits required by Spinco or Spinco auditors.

e.               Maintain software, hardware and processes to protect Spinco systems and networks from external and internal attacks by malware (viruses, Trojans, worms, etc.) in accordance with GGP’s practices as of the Distribution Date.  For example, malware may be introduced from sources other than the email system and some of these may have no means of protection other than making all of the target systems impervious to attack.

f.                 Patch Spinco servers and update anti-virus signatures in accordance with GGP’s practices as of the Distribution Date.  For example, new patches are issued weekly and vary in the degree of threat reduction—some are required immediately to eliminate an imminent, destructive threat while others are optional and non-security related.

g.              Regularly update client virus scanning engines and anti-virus signatures in accordance with GGP’s practices as of the Distribution Date.

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h.              Provide vendor management services as requested by Spinco for any third party service providers in accordance with GGP’s practices as of the Distribution Date.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section F shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section F requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:  The Services provided in this Section F shall be subject to the following additional terms:

a.                                       Service Targets

Service Targets

Service Level
Service	Availability	Support Coverage	Dependencies	Objective
Synchronization of Directory information	24 x 7	Directory information consistent and available across platforms	Working integration between disparate systems	All key information available on each supported platform
Add, Change, Delete Users	Normal Business Hours	IT will add the user information to all users where authorized	Approval process in place for each application.	User ID changes completed within 1 business day of receipt of approval in IT
Execute processes in compliance with documented controls	24 x 7	IT personnel will follow all documented control processes	Existing SOX, PCI or other compliance regimes and documentation	100% compliance with control processes. No audit comments related to IT
Update Anti-Virus signatures and scanning engine	Normal Business Hours	IT will maintain a subscription to an update Service for the anti-virus installed on Spinco PC’s	All Spinco PC’s must have an Anti-Virus program installed and operational	Anti-Virus updates must be automatically applied at least once per week

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5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

G.                                    Application Support Services

1.                                       Services:

The following services apply only to the applications supported by GGP for the benefit of Spinco.

a.               In support of: (i) JD Edwards application and integrations; (ii) BI application and integrations; and (iii) customary non-financial applications: Provide access to Spinco company applications to the Spinco employees as Spinco may request from time to time and in accordance with GGP’s practices as of the Distribution Date.  The company makes a number of key applications available to the employees.  These include packages like JD Edwards, BI Warehouse, and others.  Access to these must be available when the employee needs to use them.  This is typically during normal business hours, but may also include evenings and weekends.

b.              In support of: (i) JD Edwards application and integrations; (ii) BI application and integrations; and (iii) customary non-financial applications: Provide user level security access to applications in accordance with GGP’s practices as of the Distribution Date.  This Service shall be extended to Spinco users for as long as the application in question is maintained by GGP.

c.               In support of: (i) JD Edwards application and integrations; (ii) BI application and integrations; and (iii) customary non-financial applications: Support the application environment for Spinco for the duration of the Agreement in accordance with GGP’s practices as of the Distribution Date.  Spinco shall assume responsibility for support of its applications as it chooses to migrate from those in use by GGP to applications more appropriate to the size and scope of Spinco.

d.              In support of: (i) JD Edwards application and integrations; (ii) BI application and integrations; and (iii) customary non-financial applications: Application support including:

(i)                     Routine processing of business transactions.

(ii)                  Routine operation of interfaces and batch jobs.

(iii)               Taking actions necessary to restore processing in the event of a system failure (hardware or software).

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(iv)              Working with vendors or other partners to troubleshoot or repair “bugs.”

(v)                 Routine maintenance of the application environment such as database tuning for performance, backup and restore of files or data, and repair or replacement of hardware components.

(vi)              Working with end users to resolve questions or issues related to the use of features within the application.

(vii)           Working with third party support resources to accomplish any of the above.

e.               In support of: (i) JD Edwards application and integrations; (ii) BI application and integrations; and (iii) customary non-financial applications: Support Spinco in these electronic transfers for all third parties that are currently sending or receiving electronic data from GGP in accordance with GGP’s practices as of the Distribution Date.

f.                 Personnel shall provide a customer advocate to serve as liaison between Spinco application users and GGP application support.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service; provided, however, that the Cost Multiplier shall be held constant at 110% for the term of this Agreement with respect to Services in support of the JD Edwards application (including, for the avoidance of doubt, the applicable Services set forth in Sections H.1.a through H.1.e of this Schedule A-10:  Information Technology Services).

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section G shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section G requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:  The Services provided in this Section G shall be subject to the following additional terms:

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a.                                       Service Targets

Service Targets

Service Level
Service	Availability	Support Coverage	Dependencies	Objective
Remote Access to Applications	24 x 7	Access to Service desk for issues, questions	Connection to Internet. Functioning VPN software. Citrix Server Accessible	Able to access company applications 99.9% of the time
Timely completion of tasks in applications	24 x 7	Response time issues can be addressed to the Service desk. Monitoring tools provide historical look at performance data and ability to proactively manage performance	Monitoring tool implemented for application servers.	No Service desk calls are received about performance where the root cause is within the Spinco infrastructure.
Move, add or change user application access	Normal Business Hours	User access changes will be initiated through the Service desk		Changes will be made within 1 business day of initial request
Application Troubleshooting	24 X 7	Requests captured in Service desk and prioritized		According to standard Service request matrix
Routine Operations	24 X 7	Provide same level of support as for GGP Users		According to standard Service request matrix

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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H.                                    Application Development and Maintenance Services

1.                                       Services: Personnel shall provide the following Services to Spinco employees:

a.               Provide project management, process engineering / business analysis, application architecture and development Services for technology initiatives, as requested by Spinco and agreed to by GGP.

b.              Provide application maintenance Services to Spinco employees and department for GGP supported applications as requested by Spinco.

c.               Provide custom application maintenance in accordance with GGP’s practices as of the Distribution Date.  Spinco requests for modifications or small enhancements shall be added to the overall GGP request queue for the maintenance team.  The Service Managers shall meet and agree on the prioritization of the requests within the complete list.

d.              For the Commercial Off The Shelf application maintenance, Personnel shall procure the contracts and coordinate the support activities of the software supplier as requested by Spinco.  The service levels on the contracts shall be the same as they were prior to the Distribution Date.  If GGP is paying for an enhanced level of service for the GGP systems (e.g. “Gold” or “Premium”) then that is the level of maintenance that shall be procured for Spinco.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section H shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section H requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:  The Services provided in this Section H shall be subject to the following additional terms:

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a.                                       Service Targets

Service Targets

Service Level
Service	Availability	Support Coverage	Dependencies	Objective
Custom Application Maintenance	Normal Business Hours	Requests captured in Service desk and prioritized by IT Liaisons		Critical requests (bug fixes) prioritized within 3 days, High within 14 days
Project Management	Normal Business Hours	Project Manager available within two weeks of project approval by IT Steering Committee	Approved budget for project	100% availability within an agreed upon, commercially reasonable timeframe
Process Engineering	Normal Business Hours	Process engineering resource available per the requirements of the project plan		100% availability when needed
Technical Architecture	Normal Business Hours	Architecture resources available per the approved project plan		100% availability when needed
Application Development	Normal Business Hours	Development resources available per the approved project plan		100% availability when needed

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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I.                                         Application Migration Services

1.                                       Services:

a.               As requested by Spinco, Personnel shall assist Spinco in the migration from its legacy GGP applications to a new set of applications appropriate for a company of Spinco’s scope, scale and mission.  Migration assistance shall include, but not be limited to:

(i)                     Extraction of data from GGP standard systems in a format suitable for conversion to the new application suite.

(ii)                  Provision of source code and documentation for interfaces to applications which shall not be replaced by the suite, but shall still need to be integrated with the suite, e.g., CART.

(iii)               Subject matter expert engagements to assist with requirement definition and creation of test plans.  Such assistance shall be limited to expertise not available through other sources including end users and systems providers.

b.              Personnel shall, on a minimum of two month’s’ notice, provide resources in order to respond in a timely fashion to a migration timeline to be created and published by Spinco and agreed upon by the Service Managers which shall include the resources required and the timeframe of the requirement for each resource.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section I shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section I requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:  The Services provided in this Section I shall be subject to the following additional terms:

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a.                                       Service Targets

Service Targets

Service Level
Service	Availability	Support Coverage	Dependencies	Objective
Application Migration	Normal Business Hours	Required resources will make themselves available for scheduled tasks	Published timeline with resources and timing	An agreed upon, commercially reasonable percentage of resources are available when required per the published timeline

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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J.                                      Data Center Services

1.                                       Services:

a.               Operation and maintenance of the Spinco server and data center environment.  All systems and servers shall be monitored in accordance with GGP’s practices as of the Distribution Date.

b.              Perform routine functions such as backups, restores, preventive maintenance, disk management, capacity and performance management on all servers supporting Spinco as requested by Spinco and in accordance with GGP’s practices as of the Distribution Date.

c.               Provide data archive, backup and data restoration for the servers in the main data center as well as for remote sites.  The data shall be rotated off-site as required by the Disaster Recovery plan and in accordance with the GGP data backup policy.

d.              Oversee the change management process, including testing and coordination to ensure that changes do not disrupt the operational environment in accordance with GGP’s practices as of the Distribution Date.

e.               Track all information technology assets of the company and plan for replacement, obsolescence, and the full lifecycle of asset management from acquisition to disposal in accordance with GGP’s practices as of the Distribution Date.  As required, the asset information and disposition shall be coordinated with the accounting department so that all assets valuations, amortization and write offs are properly reflected in the financial statements.

f.                 Provide vendor management services for any third party service providers at the request of Spinco.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section J shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section J requested by Spinco prior to the termination described in the prior sentence.

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4.                                       Additional Terms:  The Services provided in this Section J shall be subject to the following additional terms:

a.                                       Service Targets

Service Targets

Service Level
Service	Availability	Support Coverage	Dependencies	Objective
Troubleshooting and Break / Fix of servers	24 X 7	Issues entered and tracked in Service desk. Resources on- call for critical issues.		Covered standard Service desk severity matrix
Change Testing	Normal Business Hours	All changes will be tested and approved before going into production		100% of changes are tested and approved before going into production
Change Scheduling	Off Hours	All changes will go in at a time that will not impact end users		100% of Changes made during off hours during pre- approved outage window.
Data Backup	24 x 7	Available as needed around the clock	Need a data backup policy.	All systems backed up according to policy.
Asset Tracking	Normal Business Hours	Keep track in database of all IT assets. Assets can be found when required.	Asset Tracking software must be installed and functional.	100% of assets in the hands of employees can be found at will.

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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K.                                    New CRM/ Leasing Product(s) for DealMaker/LicenseMaker Replacement

1.                                       Services:

a.               Based upon the timing of GGP’s predefined rollout of its new CRM & Leasing solution, Spinco will have complete access and use of the solution during the transition period and will be allowed to use all GGP owned customizations and code at no cost.  Spinco agrees that no GGP owned customizations and code can be used outside of Spinco without GGPs prior written approval.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for only those services specific to Spinco equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section K shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section K requested by Spinco prior to the termination described in the prior sentence.

4.                                       Additional Terms:  The Services provided in this Section K shall be subject to the following additional terms:

a.                                       Service Targets

Service Targets

Service	Availability	Support Coverage	Dependencies	Service Level Objective
Application Migration	Normal Business Hours	Required resources will make themselves available for scheduled tasks	Published timeline with resources and timing	100% of resources are available when required per the published timeline

5.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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L.                                     Access to Historical Information

1.                                       Services:

a.               Provide support and access for Spinco employees to historical information to support Spinco business processes.  These processes include litigation support, responses to inquiries by taxing authorities and other ad hoc requests.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section L shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section L requested by Spinco prior to the termination described in the prior sentence.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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SCHEDULE A-7

INSURANCE

A.                                    Legacy Claims Management

1.                                       Services:

a.               Assist Spinco in the management of processing of Legacy Invoices in accordance with GGP’s practices as of the Distribution Date.  “Legacy Invoices” shall be defined as all invoices, including but not limited to invoices for legal, consulting or third party adjusting services relating to any insurance claim for or against any Spinco Entity in which the event giving rise to the claim occurred prior to the Distribution Date.  For purposes of clarity, GGP shall have no obligation to pay, or advance payment on behalf of Spinco, in respect of any Legacy Invoices.

b.              Cause third party claims adjustor(s) to manage Spinco’s Legacy General Liability Claims with the objective of reaching closure of all such claims.  GGP shall work with such third party claims adjustor(s) in accordance with GGP’s practices at the Distribution Date.  “Legacy General Liability Claims” shall be defined as all general liability claims relating to any Spinco Entity in which the event giving rise to the claim occurred prior to the Distribution Date.

c.               Cause third party claims adjustor(s) to manage Spinco’s Legacy Workers Compensation Claims with the objective of reaching closure of all such claims.  GGP shall work with such third party claims adjustor(s) in accordance with GGP’s practices at the Distribution Date.  “Legacy Workers Compensation Claims” shall be defined as all workers compensation claims relating to any Spinco Entity in which the event giving rise to the claim occurred prior to the Distribution Date.

d.              As requested by Spinco, manage claims and conduct a formal claim review on behalf of Spinco.  Management of claims and claim reviews shall be handled in accordance with GGP’s practices as of the Distribution Date.

To the extent that GGP has advanced costs during the adjustment of any Legacy Invoices, any Legacy General Liability Claim, any Legacy Workers Compensation Claim or any other insurance claim, including but not limited to claims for property damage, relating to any Spinco Entity, any insurance recovery resulting from any of the above described claims shall be paid to GGP and Spinco shall have no interests in such payment even if such insurance payment occurs after the Distribution Date.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable

Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section A shall terminate as of the date that all legacy claims, including final payments, related to Spinco have been settled or otherwise fully resolved (as mutually agreed in writing by Spinco and GGP).  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section A requested by Spinco prior to the termination described in the prior sentence.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

B.                                    Special Events Review, Risk Assessment and Advice

1.                                       Services:

a.               From time to time, as reasonably requested by Spinco, GGP personnel shall review any applicable contracts of Spinco for insurance requirements and assess the risks of specific events in accordance with GGP’s practices as of the Distribution Date.  Based on the results of such review, and in consultation with Spinco, GGP personnel shall place special events insurance on behalf of Spinco as needed.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section B shall terminate upon the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section B requested by Spinco prior to the termination described in the prior sentence.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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C.                                    Surety Bond Support

1.                                       Services:

a.               Assist Spinco in transitioning existing surety bonds to Spinco (as applicable).

b.              Per Spinco’s direction, with the assistance of GGP’s third party surety broker, assist with renewing surety bonds on behalf of Spinco.

c.               Assist Spinco in setting up new surety bond agreements and issuing new surety bonds as Spinco requests.

d.              Process all surety bond invoices on behalf of Spinco (as necessary) in accordance with GGP’s practices as of the Distribution Date; provided, however that Spinco shall directly pay for all surety bonds.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section C shall terminate upon the applicable termination date pursuant to Article IX of the Agreement; provided, however, that Spinco shall not be permitted to terminate any such Service pursuant to Section 9.01(b)(A) of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section C requested by Spinco prior to the termination described in the prior sentence.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

D.                                    Placement of Policies / General Support

1.                                       Services:

a.               As requested by Spinco, GGP personnel shall oversee the placement of Spinco insurance policies on behalf of Spinco, including Property, D&O, Fiduciary, Crime, Employment Practices, Workers’ Compensation, General Liability, Wharfinger Liability, Auto, Excess / Umbrella and Pollution Legal Liability insurance program plus miscellaneous flood and D&O policies, in each case in accordance with GGP’s practices as of the Distribution Date.

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b.              With respect to all Spinco insurance policies and programs that are placed or implemented as of the Distribution Date, GGP personnel shall develop applications and specifications, shall bind coverage, set up claims handling and take other actions, in each case as directed by Spinco and in accordance with GGP’s practices as of the Distribution Date.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section D shall terminate upon the earliest to occur of (a) December 31, 2011, and (b) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section D requested by Spinco prior to the termination described in the prior sentence.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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SCHEDULE A-8

LEGAL

A.                                   General Legal Support and Review

1.                                       Services:

a.               Assistance with securities law and stock exchange filings (including with respect to proxy statements and periodic reports) and regulator inquiries.

b.              Assistance with public company, public reporting, corporate secretary and board functions.

c.               Assistance with corporate compliance.

d.              Supervision with respect to legacy litigation, and cooperation with respect to Spinco litigation arising subsequent to the Effective Date.

e.               Operational legal support.

f.                 Contract reviews.

g.              Leasing (including in-line, box and anchor) with respect to Spinco’s operational properties.

h.              Human resources support.

i.                  Intellectual property matters.

j.                  Assistance with entity maintenance.

k.               Assistance with legal development.

l.                  Coordination of tenant bankruptcies.

m.            Supervision of asset recovery.

n.              Assistance with legal financing support.

o.              Coordinate with Spinco regarding engagement of outside counsel.

p.              Such other ancillary Services consistent with the overall scope of the specific Services set forth above.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable

Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section A shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section A requested by Spinco prior to the termination described in the prior sentence.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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SCHEDULE A-9

MARKETING AND COMMUNICATIONS

A.                                    Marketing

1.                                       Services:

a.               Management and oversight of national and/or regional advertising and marketing campaigns on behalf of Spinco at Spinco’s expense consistent with GGP’s then current advertising and marketing campaign practices.

b.              Collect consumer information and manage associated databases, circulate a monthly email newsletter, and distribute dedicated emails as scheduled on behalf of Spinco and in accordance with GGP’s then current practices.

c.               Maintain on behalf of Spinco a corporate website, individual mall websites, domain names, and all other such applicable website materials in accordance with GGP’s then current practices.  GGP personnel shall update these websites within 10 days of being requested by Spinco.

d.              Conduct ongoing execution and monitoring of consumer generated media on behalf of Spinco and in accordance with GGP’s then current practices.

e.               As requested by Spinco, provide demographic, mapping and/or troubled mall analysis for Spinco properties in accordance with GGP’s then current practices.

f.                 As requested by Spinco, conduct relevant consumer studies and research on behalf of Spinco in accordance with GGP’s then current practices.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  Any individual Service in this Section A shall terminate upon the earliest to occur of (a) 6 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to ensure that any terminated Service is integrated into Spinco’s broader business processes.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.

The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

B.                                    Corporate Communications

1.                                       Services:

a.               Cooperate reasonably with Spinco, as Spinco may request, to conduct, facilitate, maintain, manage, provide or undertake any of the following on behalf of Spinco and in accordance with GGP’s then current practices: community relations; corporate social responsibility; crisis communications; government entitlements and community support; government and legislative relations; internal employee communications; investor communications; issues management; publicity; marketing program public relations; news media relations; news media access to property and customers; redevelopment and development public relations; retailer communications; retailer grand opening calendar and public relations; and senior executive communications.

2.                                       Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                       Duration of Services:  Any individual Service in this Section B shall terminate upon the earliest to occur of (a) 6 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to ensure that any terminated Service is integrated into Spinco’s broader business processes.

4.                                       Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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SCHEDULE A-10

PUBLIC REPORTING, INTERNAL AUDIT, SARBANES-OXLEY &
DISCLOSURE/AUDIT COMMITTEES

A.                                    Public Reporting

1.                                      Services:

a.                                      Provide assistance in (i) preparing required SEC documents on behalf of Spinco on a regular basis in accordance with current practices of GGP at the Distribution Date and (ii) complying with applicable SEC reporting requirements.  Provide assistance in distributing for review and approval Form 10-Q and Form 10-K drafts to internal Spinco management, the external auditors of Spinco and the Disclosure Committee and Audit Committee of Spinco in accordance with current processes in place at GGP.  Other external reports will be prepared, as requested by Spinco, to meet reporting requirements of financial institutions, rating agencies, insurance regulators and other court or government entities.

b.                                      On behalf of Spinco, manage annual audit and quarterly reviews with external auditors of Spinco, in accordance with current practices of GGP at the Distribution Date, including the performance of quarterly and annual review and analyses processes, the preparation and submission of all “Prepared by Client” schedules, reconciliations, assistance in preparation of Legal Letters and debt and equity roll-forwards

c.                                       Perform quarterly and monthly consolidation processes of actual results and allocation of non-controlling interests on behalf of Spinco, including preparation of Balance Sheet consolidation entries and Income Statement NOI and EBITDA calculations, and perform consolidation processes of quarterly forecast and budget information in accordance with current practices of GGP at the Distribution Date.

d.                                      On behalf of Spinco, prepare annual and quarterly consolidated balance sheets, consolidated statements of income and comprehensive income, consolidated statements of equity and consolidated statements of cash flows for inclusion in Spinco’s SEC quarterly and annual filings, in accordance with current practices of GGP at the Distribution Date.

e.                                       Prepare annual and quarterly support for notes to consolidated financial statements, earnings release schedules, fluctuation analyses, operational analytics, segment reporting analysis, pro rata performance metrics and other supporting schedules needed to prepare Spinco’s MD&A and assist quarterly in any supplemental review, on behalf of Spinco, in accordance with current practices of GGP at the Distribution Date.

f.                                        On behalf of Spinco, perform all quarterly management review processes, including tax provision calculations, litigation and other contingent liabilities reserve analysis, review properties for impairment quarterly and annually in accordance with current practices of GGP at the Distribution Date and provide this impairment analysis to the external auditors of Spinco.

g.                                       At the request of Spinco, perform technical accounting issue research and prepare relevant documentation for Spinco in accordance with current practices of GGP at the Distribution Date and prepare and distribute related memos to Spinco management and to the external auditors of Spinco.

h.                                      On behalf of Spinco, prepare monthly consolidated balance sheets and consolidated statements of income for internal Spinco management review, in accordance with current practices of GGP at the Distribution Date, including submission of related variance analyses.

i.                                          On behalf of Spinco, coordinate and facilitate the compilation of quarterly, annual and other periodic SEC Filings at Spinco’s SEC filing printer and update and revise such filings for final filing with the SEC and XBRL.

j.                                         Support and facilitate training of and knowledge transfer to newly hired Spinco full-time Public Reporting staff and part or full-time contractors and, upon request by Spinco, assist with the hiring of such permanent or contracted Spinco staff.

k.                                      In addition to the normal recurring Services described in Items a. through i., Spinco may from time to time require Services related to support for Spinco’s evaluation and determination of its accounting treatment for non-recurring or unusual items and provide information to Spinco and Spinco’s executive officers.  Spinco and Spinco’s executive officers, including without limitation, its principal accounting officer, shall retain all decision making responsibility for accounting policy and related decisions.  For greater certainty, it is understood and agreed that GGP’s role is one of support and not policy making.  Services shall include:

•                  Asset or property disposition

•                  Changes in business plans or holding periods that result in discontinued operations and/or impairment treatment for assets or properties

•                  Significant re-financings

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•                  Tax or ownership restructurings

•                  New joint venture or other participation arrangements entered into or significantly modified

•                  New activities or lines of business

•                  Changes in applicable GAAP, SEC rules, SEC or other third party reporting requirements or Spinco accounting policies

•                  SEC or other regulatory body inquiries or comment letters

•                  Additional SEC registration statements or other required filings

•                  Deficiencies or material weaknesses in Spinco internal controls

•                  External auditor changes or disagreements

•                  Significant litigation or other adverse events or contingencies

2.                                      Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                      Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section A shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section A requested by Spinco prior to the termination described in the prior sentence.

4.                                      Additional Terms:  All external reporting related Services shall be completed and provided to Spinco as soon as reasonably practical prior to applicable SEC reporting deadlines.  Spinco will incorporate its full time Public Reporting management into all phases of the Public Reporting process, in order to facilitate the knowledge transfer process and to meet reporting deadlines.  It shall be the responsibility of Spinco to ensure the accuracy of all financial reporting information and that financial statements are complete and accurate and prepared

A-10-3

in accordance with GAAP, notwithstanding that some or all of the financial reporting information may be provided to Spinco by GGP, or derived from such information, in accordance with the terms of this Agreement.

5.                                      Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

B.                                    Internal Audit and Sarbanes-Oxley

1.                                      Services:

a.                                      On behalf of Spinco, assist in the development of Spinco’s initial internal controls assessment, identification of existing controls, revised controls and other controls & perform required testing to support Spinco’s 2011 year-end Section 302 & 906 certifications by its CEO & CFO, in accordance with current practices of GGP at the Distribution Date.  This should also include development and distribution of the SOX 302 questionnaire and assessment summaries.

b.                                      Deliver copies to Spinco of existing Sarbanes-Oxley controls documentation related to Spinco’s properties and businesses for use in determining carry-over Sarbanes-Oxley and internal controls and entity level and other controls requiring revisions.

c.                                       On behalf of Spinco, assist in the development and implementation of Spinco’s 2011 Sarbanes-Oxley compliance process, including development of Spinco’s RCM process, assessments and memos and interaction activities with Spinco’s external auditors and Disclosure & Audit Committees, in accordance with current practices of GGP at the Distribution Date.

d.                                      If requested by Spinco’s external auditors, on behalf of Spinco, assist in internal audit support related to specific transactions and other year-end tests, in accordance with current practices of GGP at the Distribution Date.

e.                                       Support and facilitate training of and knowledge transfer to newly hired Spinco full-time Internal Audit/SOX staff and part or full-time contractors and, upon request by Spinco, assist with the hiring of such permanent or contracted Spinco staff.

2.                                      Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

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3.                                      Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section B shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section B requested by Spinco prior to the termination described in the prior sentence.

4.                                      Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

C.                                   Disclosure Committee and Audit Committee

1.                                      Services:

a.                                      Assist Spinco in the establishment of the Spinco Disclosure Committee and related processes and implementation of completion and reporting protocols, in accordance with current practices of GGP at the Distribution Date.

b.                                      Assist Spinco in the establishment of the Spinco Audit Committee and related processes, in accordance with current practices of GGP at the Distribution Date.

c.                                       Assist Spinco with the implementation of Spinco Disclosure Committee scheduling and reporting protocols, in accordance with current practices of GGP at the Distribution Date.

d.                                      Assist Spinco with the implementation of Audit Committee protocol and timeline coordination and interaction with the external auditors of Spinco, based on and in accordance with current practices of GGP at the Distribution Date.

2.                                      Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                      Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section C shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees

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to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section C requested by Spinco prior to the termination described in the prior sentence.

4.                                      Additional Terms:  These Services shall result in the successful completion of the Disclosure Committee and Audit Committee Process for Year-End 2011 and Third Quarter 2012 and shall be completed and provided prior to all applicable deadlines.

5.                                      Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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SCHEDULE A-11

TAX

A.                                    Real and Personal Property Tax—General

1.                                      Services:

a.                                      Process real and personal property tax payments for Spinco disbursement prior to the applicable due date required by the applicable taxing authorities and in accordance with current GGP policy and procedure.

b.                                      Record assessment notices in the month received by each applicable taxing authority and in accordance with current GGP policy and procedure.

c.                                       Analyze property values for tax assessment purposes as required and in accordance with current GGP policy and procedure.

d.                                      Conduct tax appeals administration when necessary and in accordance with current GGP policy and procedure.

e.                                       Set up spreadsheets with history, payments and budgets from PTMS as of the Distribution Date.

f.                                        Represent Spinco in audits relating to, and otherwise provide audit support for, sales and use and personal property taxes as required by applicable taxing authorities and in accordance with current GGP policy and procedure.

g.                                       Manage consultants on behalf of Spinco and coordinate legal issues with the General Counsel of Spinco as requested by Spinco and in accordance with current GGP policy and procedure.

h.                                      Provide budgets and forecasts for fiscal year 2011 and 2012 as requested by Spinco accountants.

i.                                          Conduct sales and use tax filing and provide to Spinco so that Spinco can make such payment each month and in accordance with current GGP policy and procedure.

2.                                      Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by

(ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                      Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section A shall terminate upon the earliest to occur of (a) December 31, 2012, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section A requested by Spinco prior to the termination described in the prior sentence.

4.                                      Additional Terms:  All property and sales and use tax related Services to be provided herein shall be completed and provided to Spinco at least two weeks prior to the tax deadline of the applicable taxing authority.

5.                                      Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

B.                                    Income Tax—General

1.                                      Services:

a.                                      Provide access to prior and current year historical files and records, including but not limited to permanent documents, tax returns and supporting work papers, JD Edwards and other files on the GGP network as requested by Spinco tax staff or accountants or authorized external tax advisors.

b.                                      Coordinate outside tax advisors and experts, including compliance, on behalf of Spinco as requested by Spinco tax accountants and in accordance with GGP’s current procedures.

c.                                       Prepare and provide Spinco quarterly and annual REIT testing at least one week prior to the applicable deadline for such quarterly and annual REIT testing in accordance with GGP’s current policy and procedures.

d.                                      Prepare and provide Spinco with calculation and timing of distributions and dividend payments necessary to comply with applicable REIT requirements.

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e.                                       Provide transfer pricing support as requested by Spinco accountants in accordance with GGP’s current policy and procedure.

f.                                        As requested by Spinco tax accountants, provide ongoing audit support beyond 2011 when required by applicable taxing authorities.

g.                                       Such other ancillary Services consistent with the overall scope of the specific Services set forth above.

2.                                      Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                      Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section B shall terminate upon the earliest to occur of (a) December 31, 2012, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section B requested by Spinco prior to the termination described in the prior sentence.

4.                                      Additional Terms:  To the extent applicable, all income tax related Services to be provided herein shall be completed and provided to Spinco at least one week prior to the applicable tax deadline of the applicable taxing authority.

5.                                      Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto.

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SCHEDULE A-12

TREASURY / CAPITAL MARKETS

A.                                    General Legal Support and Review

1.                                      Services:

a.                                      Maintenance and management of overall cash management structure on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date.

b.                                      Management of various bank account services on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date, including the following: corporate and operating accounts, lockbox accounts, controlled disbursement accounts, local depository accounts, lender required accounts, and gift cards/other.

c.                                       Management of various files and processes on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date, including the following: lockbox autocash files, lockbox images, AAI’s in JD Edwards, check printing, positive pay files, ACH file transfers, and bank account reporting / BAI file set-up.

d.                                      Management of bank transactions, including wires and ACH’s on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date.

e.                                       Management of the check processing, positive pay, check research and stop payments on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date.

f.                                        Management of any debt payments and/or short term revolver receipts and payments (as applicable) on behalf of Spinco and in accordance with GGP’s practices as of the Distribution Date.

g.                                       Management of Spinco cash positioning and short-term investments in accordance with GGP’s practices as of the Distribution Date.

h.                                      Development of daily internal Spinco bank statements (e.g., treasury docs) for use by Spinco mall accountants in accordance with GGP’s practices as of the Distribution Date.

i.                                          As requested by Spinco, monthly, quarterly, annual reporting in accordance with credit agreements (as applicable) and in accordance with GGP’s practices as of the Distribution Date.

j.                                         As requested by Spinco, management of capital market reports, including guaranty, indemnity and master lease tracking, DSCR and unencumbered asset reports (if applicable) in accordance with GGP’s practices as of the Distribution Date.

k.                                      As requested by Spinco, loan administration, including management of lender requests, negotiation and facilitation of lender consents, escrow and reserve tracking (as applicable) in accordance with GGP’s practices as of the Distribution Date.

l.                                          As requested by Spinco, monthly interest forecasting, including property specific and corporate interest forecasts (as applicable) in accordance with GGP’s practices as of the Distribution Date.

2.                                      Pricing:  Spinco shall pay to GGP a Service Charge for each Service equal to the sum of (A) the product of (i) the Cost Multiplier multiplied by (ii) the applicable Service Resource Cost plus (B) the amount of any Out-of-Pocket Expenses incurred with respect to such Service.

3.                                      Duration of Services:  The obligation of GGP to perform any individual Service described in or contemplated by this Section A shall terminate upon the earliest to occur of (a) 18 months following the Distribution Date, (b) five days following written notice of termination of such Services by Spinco to GGP and (c) the applicable termination date pursuant to Article IX of the Agreement.  GGP agrees to use appropriate and reasonable efforts, as mutually agreed upon by the parties and at Spinco’s cost, to (i) ensure that any terminated Service is integrated into Spinco’s broader business processes and/or (ii) complete any individual Service in this Section A requested by Spinco prior to the termination described in the prior sentence.

4.                                      Service Managers:  All communications related to the delivery of the Services shall be coordinated through the respective Service Managers of GGP and Spinco.  The initial Service Managers of GGP and Spinco shall be as set forth on the attachment hereto

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